UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Celcuity Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CELCUITY INC.

2800 Campus Drive, Suite 140

Minneapolis, MN 55441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 14, 2026

TO THE STOCKHOLDERS OF CELCUITY INC.:

Please Take Notice that Celcuity Inc. (“Celcuity”) will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441, on May 14, 2026, at 9:00 a.m. local time. Celcuity is holding this meeting for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect the eight director nominees named in the Proxy Statement to the Celcuity Board of Directors, to serve until the next annual meeting of stockholders and the election of such director’s successor, or such director’s earlier death, resignation or removal;

2.	To ratify the appointment of Boulay PLLP as Celcuity’s independent registered public accounting firm for the year ending December 31, 2026;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To approve the Celcuity Inc. 2026 Stock Incentive Plan;

5.	To approve the Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan; and

6.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof, including matters incident to the conduct of the Annual Meeting.

Holders of record of Celcuity common stock at the close of business on March 17, 2026, will be entitled to vote at the meeting or any adjournments thereof. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report on Form 10-K for the year ended December 31, 2025, also accompanies this Notice.

By Order of the Board of Directors,

/s/ Brian F. Sullivan
Chairman of the Board of Directors and
Date: April 2, 2026	Chief Executive Officer

Your vote is important. To vote your shares, please vote by telephone or internet, as directed in the Proxy Statement, or if you received a proxy card or voting instruction form by mail, please complete, sign, date and mail the proxy card or voting instruction form promptly in the envelope provided. The prompt return of proxies will save Celcuity the expense of further requests for proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2026:

This Notice, the Proxy Statement, and the Annual Report on Form 10-K are available at www.proxyvote.com and on the Investor Relations section of Celcuity’s website at https://ir.celcuity.com/sec-filings/

CELCUITY INC.

2800 Campus Drive, Suite 140

Minneapolis, MN 55441

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2026

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Celcuity Inc., a Delaware corporation (“Celcuity,” the “Company,” “we,” “our” or “us”), for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Celcuity corporate offices, 2800 Campus Drive, Suite 140, Minneapolis, MN 55441, at 9:00 a.m. local time on May 14, 2026.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are:

1.	To elect the eight director nominees named in this Proxy Statement to the Celcuity Board, to serve until the next annual meeting of stockholders and the election of such director’s successor, or such director’s earlier death, resignation or removal;

2.	To ratify the appointment of Boulay PLLP as Celcuity’s independent registered public accounting firm for the year ending December 31, 2026;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To approve the Celcuity Inc. 2026 Stock Incentive Plan;

5.	To approve the Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan; and

6.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof, including matters incident to the conduct of the Annual Meeting.

Action may be taken on any one of the foregoing proposals on the date specified above for the Annual Meeting, or on any date or dates to which the Annual Meeting may be adjourned.

Notice and Access Delivery

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank, or other nominee (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 2, 2026, to our beneficial owners and stockholders of record who owned our common stock at the close of business on March 17, 2026. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

If you currently receive paper copies of our proxy materials and would like to receive our future proxy materials electronically, or if you otherwise would like to receive paper copies of our proxy materials, you may change how you receive future proxy materials by visiting www.proxyvote.com. Your choice on how you receive proxy materials will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting www.proxyvote.com, sending an email to sendmaterial@proxyvote.com or calling 1-800-579-1639.

Solicitation

This solicitation is made by Celcuity, and Celcuity will pay the cost of soliciting proxies for the Annual Meeting. In addition to soliciting proxies by mail, we may solicit proxies personally or by telephone, email, facsimile or other means of communication by our directors, officers and employees. These persons will not specifically be compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. At this time, we do not intend to specifically engage any employees or paid solicitors for the purpose of soliciting proxies for the Annual Meeting. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

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Record Date and Shares Outstanding

Only holders of record of our common stock at the close of business on March 17, 2026, will be entitled to vote at the Annual Meeting or any adjournments thereof. As of March 17, 2026, there were 48,336,675 shares of our common stock outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card (if you received paper copies of the proxy materials), vote by proxy over the telephone, or vote by proxy over the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●	If you received paper copies of the proxy materials, to vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have available the 16-Digit Control Number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on May 13, 2026, to be counted.

●	To vote over the internet, go to www.proxyvote.com to complete an electronic proxy card. Please have available the 16-Digit Control Number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on May 13, 2026, to be counted.

We are providing internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you may have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is submitted to your broker. Alternatively, you may vote by telephone or over the internet as instructed by your broker. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker. Follow the instructions from your broker included with these proxy materials or contact your broker to request a proxy form.

Quorum

A quorum, consisting of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before any action can be taken by the stockholders at the Annual Meeting. Abstentions and withheld votes are counted as present and entitled to vote for purposes of determining a quorum.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, such shares may be voted by the broker on “routine” matters, which includes ratification of the appointment of our independent registered public accounting firm (Proposal 2). All other proposals in this Proxy Statement are considered “non-routine.” Your broker will not be able to vote your shares on non-routine matters being considered at the Annual Meeting unless you have given instructions to your broker prior to the Annual Meeting on how to vote your shares. When the broker does not obtain direction to vote the shares, the broker’s abstention is referred to as a “broker non-vote.” Because there is a proposal that is considered “routine” (Proposal 2), broker non-votes will be considered present for quorum purposes at the Annual Meeting.

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So long as a quorum is present at the beginning of the Annual Meeting, the stockholders present may continue to transact business until adjournment, even if enough stockholders have left the Annual Meeting to leave less than a quorum, and even if any stockholder present in person or by proxy refuses to vote or participate in the Annual Meeting. If the Annual Meeting is adjourned for any reason, the approval of the proposals may be considered and voted upon by stockholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original Annual Meeting except for any proxies that have been properly withdrawn or revoked.

Board Recommendation and Voting of Proxies

The Board recommends a vote:

●	FOR the election of each of the director nominees (Proposal 1).

●	FOR the ratification of the appointment of Boulay PLLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2).

●	FOR the approval, on an advisory basis, of named executive officer compensation (Proposal 3).

●	FOR the approval of the Celcuity Inc. 2026 Stock Incentive Plan (Proposal 4).

●	FOR the approval of the Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan (Proposal 5).

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Vote Required

For the election of directors, you have the option to vote “For” or “Withhold” authority to vote for any of the director nominees. Assuming a quorum is present, directors are elected by a plurality of the votes present and entitled to vote on the election of directors. This means that the eight director nominees with the most “For” votes will be elected. If you “Withhold” authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority with respect to the proposal to elect directors and will therefore provide a “broker non-vote.” Since broker non-votes are not considered to be votes on the election of directors, they will have no effect on the outcome of the election.

For the ratification of the appointment of Boulay PLLP as our independent registered public accounting firm, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the matter is required to ratify the appointment of Boulay PLLP as our independent registered public accounting firm. If you “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your vote will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will have discretionary authority to vote your shares with respect to this proposal.

For the approval, on an advisory basis, of the compensation of our named executive officers, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the matter is required to approve the compensation of our named executive officers. If you mark “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your abstention will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority to vote your shares with respect to this proposal and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on this proposal, they will have no effect on the outcome of the proposal. The vote on approval of the compensation of our named executive officers is an advisory vote, which means that the result of the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

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For the approval of the Celcuity Inc. 2026 Stock Incentive Plan, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the matter is required to approve the Celcuity Inc. 2026 Stock Incentive Plan. If you “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your abstention will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority to vote your shares with respect to this proposal and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on this proposal, they will have no effect on the outcome of the proposal.

For the approval of the Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the matter is required to approve the Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan. If you “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your abstention will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority to vote your shares with respect to this proposal and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on this proposal, they will have no effect on the outcome of the proposal.

Revocability of Proxies

Any person giving a proxy for the Annual Meeting has the power to revoke it at any time before it is voted. If you are a record holder of your shares, you may revoke your proxy in any one of the following ways: (1) sending a written notice of revocation dated after the date of the proxy to our Corporate Secretary, Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441; (2) submitting a properly signed proxy with a later date; (3) submitting a new vote by telephone or internet; or (4) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy.

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you must contact them in order to find out how to revoke your proxy.

Householding

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of the proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to our Chief Financial Officer, Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441, or (iii) contact us at (763) 392-0123. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact us at the above address or phone number.

Other Business

Our Board currently has no knowledge of any matters to be presented at the Annual Meeting other than those referred to in this Proxy Statement. The solicited proxies give discretionary authority to the proxies named therein to vote in accordance with the recommendation of the Board if any other matters are presented.

FINANCIAL INFORMATION

Our 2025 Annual Report on Form 10-K filed with the SEC, including, but not limited to, the balance sheets and the related statements of operations, changes in stockholders’ equity and cash flows for Celcuity as of and for the years ended December 31, 2025 and 2024, accompanies these materials. A copy of the 2025 Annual Report on Form 10-K may be obtained without charge upon request to our Chief Financial Officer, Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441. Our 2025 Annual Report on Form 10-K is also available on our website at https://ir.celcuity.com/sec-filings/.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Celcuity’s business and affairs are managed under the direction of the Board. All our directors are elected at each annual meeting to serve until their successors are duly elected or until their earlier death, resignation or removal. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason (none being presently known), the proxies will have discretionary authority to vote, pursuant to the proxies, for a suitable substitute or substitutes selected in accordance with the best judgment of the proxies.

Nominees for Election

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the eight persons named in the table below for election as directors at the Annual Meeting. Each nominee listed below currently serves as a director of Celcuity, and each nominee was elected as a director at our 2025 annual meeting, other than Mr. Romp. Mr. Romp was appointed as a director by the Board, effective on February 11, 2026, and was identified through the Board’s comprehensive director recruitment process.

Name of Nominee	Age	Position Held with Celcuity Inc.	Director Since
Richard E. Buller	76	Director	2019
David F. Dalvey	67	Director	2014
Leo T. Furcht	79	Director	2019
Lance G. Laing	64	Director, Chief Science Officer, Vice President, and Secretary	2012
Polly A. Murphy	61	Director	2022
Richard J. Nigon	78	Director	2017
Charles R. Romp	58	Director	2026
Brian F. Sullivan	64	Chairman of the Board and Chief Executive Officer	2012

The Board has determined that each of Richard E. Buller, David F. Dalvey, Leo T. Furcht, Polly A. Murphy, Richard J. Nigon and Charles R. Romp qualifies as an independent director under the rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”). Accordingly, the Board is and will be composed of a majority of independent directors.

Set forth below with respect to each director nominee standing for election at the Annual Meeting is each nominee’s principal occupation and business experience during at least the past five years, the names of other publicly-held companies for which such nominee serves or has served as a director during such period and the experience, qualifications, attributes or skills that have led the Board to conclude that each nominee should serve as a director of the Company.

Richard E. Buller, M.D., Ph.D., has over 15 years of experience leading oncology clinical development and translational medicine departments at major pharmaceutical companies. He has participated in the development of 15 drugs and several companion diagnostics that received U.S. FDA approval. Dr. Buller most recently served as Head Oncology Clinical Development and Vice President of Translational Oncology at Pfizer Inc. (“Pfizer”), one of the world’s largest pharmaceutical companies, until he retired in 2016. He had previously served as Vice President of Translational Medicine at Exelixis, a leading biopharmaceutical company, where he led efforts to study patients selected by molecular testing for inclusion in their phase 2 and phase 3 clinical trials. He began his pharmaceutical company career at GlaxoSmithKline as Director of the Oncology Medicine Development Center. Prior to his leadership positions in drug development, he was Professor of Gynecologic Oncology at the University of Iowa, where he led laboratory research focused on identifying genomic variants involved in ovarian cancer. He received his M.D. from the Baylor College of Medicine, where he also received his Ph.D. in cell biology. Among other attributes, skills and qualifications, the Board believes Dr. Buller is uniquely qualified to serve as a director based on his oncology drug and diagnostic development expertise.

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David F. Dalvey has more than 30 years of experience in the fields of corporate finance and venture capital, working primarily with growth-oriented technology and life-science businesses. He has over ten years of corporate finance advisory experience with two national investment banks, completing over 150 individual transactions. He has been the General Partner of Brightstone Venture Capital, a venture capital management company, since September 2000. Brightstone is a 25-year old venture capital management company that has raised and managed ten venture partnerships. Previously, he held management positions with R.J. Steichen & Company, an investment bank, from 1995 to 2000, The Food Fund LP, a venture capital firm, from 1992 to 1995 and Wessels, Arnold & Henderson, an investment bank, from 1987 to 1992. Mr. Dalvey served on the board of directors for Navarre Corporation (now Speed Commerce, Inc.) from 2009 until November 2012, on the board of managers for Blue Rock Market Neutral Fund, a mutual fund registered under the Investment Company Act of 1940, from 2000 to 2014 and on the board of directors for Digitiliti, Inc. from July 2011 until October 2012. Mr. Dalvey has significant operational exposure as a board director or advisor to many other public and privately held growth businesses and has served on these companies’ audit, strategic or governance committees, including companies such as HomeSpotter, Definity Health, AppTec Laboratories, CHF Solutions, Bite Squad, Agiliti, and Nature Vision. Mr. Dalvey received a B.S. in Business/Management Economics from the University of Minnesota. Among other attributes, skills and qualifications, the Board believes Mr. Dalvey is uniquely qualified to serve as a director based on his leadership experience in operating both public and private companies and his experience working in the investment community and with investment firms, which enable him to bring valuable insight and knowledge to our Board.

Leo T. Furcht, M.D., is currently Allen-Pardee Professor of Cancer Biology and Head of the Department of Laboratory Medicine and Pathology at the University of Minnesota and a member of the Division of Molecular Pathology and Genomics. He served as Chairman of the Board of Directors for University of Minnesota Physicians, the Medical School practice plan with approximately 700 physicians, from 2004 to 2014. He was also the founding Director of the Biomedical Engineering Center from 1990 to 2001, where he led efforts to establish stem cell and molecular diagnostics expertise at the University of Minnesota. He has published more than 180 scientific papers and holds more than 30 patents in the fields of polypeptides, biomaterials and adult stem cells. His business experience includes co-founding two medical technology companies, South Bay Medical, a medical device company that was acquired by Mentor Corporation, and Diascreen, a diagnostics company, which was later acquired by Chronimed. Among other attributes, skills and qualifications, the Board believes Dr. Furcht is uniquely qualified to serve as a director based on his research in tumor cell behavior and extracellular matrix proteins, his role as Head of the University of Minnesota’s Department of Laboratory Medicine and Pathology and his experience in several biotechnology start-ups.

Lance G. Laing, Ph.D., is our co-founder and has served as Chief Science Officer, Vice President, Secretary and a director since we commenced operations in 2012. Dr. Laing’s career spans more than 20 years in drug discovery research and technology development. He received his doctorate in biophysics and biochemistry from The Johns Hopkins University and completed a National Institutes of Health post-doctoral fellowship at Washington University Medical School in biophysics. He has received 27 U.S. patents and has several U.S. patents pending. His drug discovery research career began at Scriptgen/Anadys Pharmaceuticals (purchased by Novartis), where he worked under Professor Peter Kim. He also was Director of Chemistry and Bioapplications and Director of Detection Product Development for two companies that each developed instruments similar to those used by Celcuity. His work at these two instrument companies gave him unique expertise and experience in developing a variety of patented applications for these instruments. Most recently, he served as an executive director for an international drug discovery and development company. Among other attributes, skills and qualifications, the Board believes Dr. Laing is uniquely qualified to serve as a director based on his significant research, medical and scientific expertise.

Polly A. Murphy, D.V.M., Ph.D., served as Chief Business Officer at Avadel Pharmaceuticals plc from May 2024 through Alkermes plc’s acquisition of Avadel in February 2026. Prior to that, Dr. Murphy was Chief Business Officer at UroGen Pharma, Inc. from August 2020 through May 2024 and served in various leadership roles at Pfizer from September 2008 to August 2020, including as Vice President and Head of Early Commercial Development, Pfizer Oncology Business Unit, from January 2019 to August 2020, Vice President and Head of Global Marketing and Commercial Development, Pfizer Oncology Business Unit, from June 2017 to December 2018 and Vice President and Head of Strategy and Business Development for Pfizer China from November 2013 to May 2018. Prior to Pfizer, Dr. Murphy worked in the biopharmaceuticals industry or academia for more than 20 years. Since August 2020, Dr. Murphy has served on the board of directors of Atea Pharmaceuticals, Inc., a publicly held company. Dr. Murphy received her D.V.M. and Ph.D. from Iowa State University and her M.B.A. from Nova Southeastern University. Among other attributes, skills and qualifications, the Board believes Dr. Murphy is uniquely qualified to serve as a director based on her extensive experience in strategy, business development and commercialization within the pharmaceutical industry.

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Richard J. Nigon is currently Senior Vice President of Cedar Point Capital, LLC, a private company that raises capital for early-stage companies, where he has served since 2007. Mr. Nigon has also been a board member for Northern Technologies International Corporation, since February 2010, including serving as its non-executive Chairman of the board of directors since November 2012. Mr. Nigon also serves as a director of several private companies. Mr. Nigon previously served as a board member for Tactile Systems Technology from September 2012 to May 2022, Vascular Solutions, Inc. from November 2000 to February 2017, when it was acquired by Teleflex Incorporated, and as a board member for Virtual Radiologic Corporation from May 2007 until it was acquired in July 2010. From February 2001 until December 2006, Mr. Nigon was a Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard, a privately held investment firm, which was acquired in December 2006 by Stifel Nicolaus, a brokerage and investment banking firm. After that acquisition, Mr. Nigon became a Managing Director of Private Placements of Stifel Nicolaus until May 2007. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis Inc., a web hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young LLP from 1970 to 2000, where he served as a partner from 1981 to 2000. While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing sectors. Among other attributes, skills and qualifications, the Board believes Mr. Nigon is uniquely qualified to serve as a director because of his extensive public accounting and auditing experience, including experience with emerging growth companies. The Board also believes that Mr. Nigon will bring a strong background in financial controls and reporting, financial management, financial analysis, SEC reporting requirements and mergers and acquisitions. His strategic planning expertise gained through his management and leadership roles at private investment firms also makes him well-suited to serve as a member of the Board.

Charles (Chip) R. Romp is currently Chief Executive Officer of Secura Bio, an integrated, commercial-stage pharmaceutical company dedicated to the worldwide development and commercialization of oncology therapies, where he served as Chief Executive Officer since October 2024. Mr. Romp previously served as Executive Vice President, Commercial U.S., at Seagen Inc., where he was a member of the Executive Committee and oversaw the company’s entire commercial organization before its sale to Pfizer. He joined Seagen in 2010 as one of its first commercial employees, where he managed the growth and expansion of ADCETRIS® (brentuximab vedotin), PADCEV® (enfortumab vedotin-ejfv), TUKYSA® (tucatinib) and TIVDAK® (tisotumab vedotin-tftv). Prior to Seagen, Mr. Romp held several senior sales leadership positions at Genentech, Inc., where he was responsible for both oncology and immunology products, including AVASTIN® (bevacizumab), RITUXAN® (rituximab) and XOLAIR® (omalizumab). Mr. Romp received a Bachelor of Arts from the University of Florida and an MBA from Saint Leo University in Florida. Among other attributes, skills and qualifications, the Board believes Mr. Romp is uniquely qualified to serve as a director because of his deep experience commercializing significant oncology drugs.

Brian F. Sullivan is our co-founder and has served as Chairman of the Board and Chief Executive Officer since we commenced operations in 2012. Mr. Sullivan has over 30 years of experience founding and building successful, high growth technology companies. He was Chairman and CEO of SterilMed, a medical device reprocessing company, from 2003, when he led an investment group to acquire a majority interest, until its sale to Ethicon Endo-Surgery Inc., a Johnson & Johnson company, for $330 million in 2011. Previously, he was co-founder and Chief Executive Officer of Recovery Engineering, a filtration company, which he took public and subsequently sold to Procter & Gamble for $265 million in 1999. Mr. Sullivan previously served on the board of directors of two publicly-held companies, Entegris, Inc. and Virtual Radiologic Inc. Mr. Sullivan has received nine U.S. patents and has several patents pending. He graduated magna cum laude with distinction from Harvard College with an A.B. in economics. Among other attributes, skills and qualifications, the Board believes Mr. Sullivan is uniquely qualified to serve as a director based on his extensive operational and business development experience, and his knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process.

Vote Required

Assuming a quorum is present, the affirmative vote of a plurality of the shares of Celcuity common stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE SLATE OF NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Boulay PLLP (“Boulay”), an independent registered public accounting firm, has audited the Company’s financial statements for the years ended December 31, 2025 and 2024. The Audit Committee appointed Boulay as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and has also reviewed and approved the scope and nature of the services to be performed for Celcuity by Boulay. Representatives of Boulay are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they wish to do so and to respond to appropriate stockholder questions.

Ratification of the appointment of Boulay as the Company’s independent registered public accounting firm is not required to be submitted to our stockholders for a vote. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit and permitted non-audit services performed by the independent registered public accounting firm. However, the Board is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the appointment of Boulay is not ratified by the stockholders at the Annual Meeting, the Audit Committee may reconsider whether to retain Boulay, and may retain Boulay or another firm without resubmitting the matter to the Company’s stockholders. Even if the stockholders vote in favor of ratification of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of Boulay regularly attend meetings of the Audit Committee. The Audit Committee pre-approves and reviews audit and non-audit services performed by Boulay, as well as the fees charged by Boulay for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on Boulay’s independence. To avoid potential conflicts of interest, publicly traded companies are prohibited from obtaining certain non-audit services, such as bookkeeping or actuarial services, from their independent registered public accounting firm. In 2025 and 2024, we did not obtain any of these prohibited services from Boulay. For additional information concerning the Audit Committee and its relationship with Boulay, see “Corporate Governance” and “Audit Committee Report” below.

Audit and Non-Audit Fees Billed to the Company by Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered by Boulay for 2025 and 2024.

	2025	2024
Audit Fees	$301,020	$188,820
Tax Fees	10,015	11,060
Total	$311,035	$199,880

Audit Fees. These fees were for professional services rendered for 2025 and 2024 in connection with the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q, services related to our shelf registration statement and the offerings conducted thereunder. The amounts also include fees for services that are normally provided by Boulay in connection with statutory and regulatory filings and engagements for the years identified.

Tax Fees. These fees were for tax compliance, tax planning, tax advice and corporate tax services. Corporate tax services encompass a variety of permissible services, including technical tax advice related to tax matters; assistance with withholding-tax matters; assistance with state and local taxes; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

Pre-Approval Policy

The charter of the Audit Committee requires the pre-approval of all audit services and permitted non-audit services to be performed for the Company by its independent auditors or other registered public accounting firms. The charter of the Audit Committee is posted on the Company’s website at https://ir.celcuity.com/corporate-governance/.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to ratify the appointment of Boulay as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL NO. 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require companies to provide their stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers. In accordance with the preference of our stockholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation, the Board has determined to hold annual advisory votes on the compensation of the named executive officers

We seek to closely align the interests of our named executive officers with the interests of our stockholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Compensation Committee and our Board.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the summary compensation table and the other related tables and disclosure.”

While the Board and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature. The Compensation Committee considers stockholder input, including the advisory “say-on-pay” vote, when evaluating executive compensation programs.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the compensation of our named executive officers. This vote is advisory and is not binding on the Company, the Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4
APPROVAL OF THE CELCUITY INC. 2026 STOCK INCENTIVE PLAN

The Board has approved, subject to stockholder approval, the Celcuity Inc. 2026 Stock Incentive Plan (the “2026 Plan”). The 2026 Plan will become effective on the date it is approved by our stockholders and will replace the existing Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”), which is the only plan under which equity awards are currently being granted. If the 2026 Plan is approved by the stockholders, no new awards will be made under the 2017 Plan. A copy of the 2026 Plan is attached to this Proxy Statement as Appendix A.

As we continue to execute our clinical development and commercialization plans, we anticipate the need to maintain compensation at competitive levels for existing employees and to add new employees. In order to retain current employees and to motivate individuals to accept offers of employment, we must provide compensation that is competitive with levels offered by other biopharmaceutical companies. Since equity grants are a significant component of the compensation packages offered to employees in the biopharmaceutical industry, we must continue to be able to make equity grants in order to retain current employees and to hire new ones. The proposed 2026 Plan will allow us to continue to meet this need and enable us to remain competitive while supporting our future growth and development.

Reasons for Approval of the 2026 Plan Proposal

Stockholder approval of the 2026 Plan is being sought in order to (i) satisfy the stockholder approval requirements of the Nasdaq Stock Market (“Nasdaq”) for the establishment of an equity plan, and (ii) satisfy the stockholder approval requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), for the grant of incentive stock options.

If the 2026 Plan is not approved by our stockholders, the 2026 Plan will not become effective and the Company will not be able to grant equity awards under the 2026 Plan. Our Board believes that the Company’s ability to recruit, retain and incentivize top talent will be adversely affected if the 2026 Plan is not approved.

Key Features of the 2026 Plan

The 2026 Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

●	No Repricing Without Stockholder Approval. While the 2017 Plan permitted repricing, the 2026 Plan prohibits, without stockholder approval, (i) amending the exercise price of an outstanding option or stock appreciation right (“SAR”) to decrease the exercise price, (ii) cancelling an outstanding option or SAR in conjunction with the grant of a replacement option or SAR with a lower exercise price, (iii) cancelling an outstanding option or SAR in exchange for cash, other property or the grant of a full value award at a time when the exercise price exceeds the fair market value of the underlying shares, or (iv) any other action that would be treated under accounting rules as a “repricing” of an option or SAR.

●	No Liberal Share Recycling. The 2026 Plan provides that we may not add back to the 2026 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds or shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

●	No Discounted Option or SAR Grants. The 2026 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

●	No Liberal Definition of “Change in Control.” The 2026 Plan’s definition of a “Change in Control” requires the actual consummation of a specified transaction. No change in control would be triggered solely by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer, or any board assessment that a change in control may be imminent.

●	Limits on Dividends and Dividend Equivalents. The 2026 Plan prohibits the payment of dividends and dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested full value awards must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents.

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●	No Tax Gross-Ups. The 2026 Plan does not provide for any Section 280G tax gross-ups.

●	Clawback. The 2026 Plan provides that all awards are subject to any clawback or recoupment policies in effect from time to time. For more information about our current executive compensation recoupment policy, see “Meetings and Committees of the Board of Directors – Compensation Committee” below.

Basis for Requested Share Reserve

Long-term equity-based incentives play a critical role in our compensation program, motivating employees to make decisions that focus on long-term stockholder value creation, aligning employees’ interests with the interests of stockholders, providing additional incentives, and serving to attract and retain talented people for positions of responsibility with the Company. We consider our ability to provide competitive levels of equity-based compensation to be of utmost importance to our long-term business success.

The Board believes that it is in the best interests of our stockholders to adopt a new equity compensation plan and ensure sufficient shares for continued equity-based compensation.

Key reasons the Board believes the 2026 Plan should be approved include:

●	Long-term equity is a key component of our compensation programs. The Board believes that equity awards help to attract, motivate and retain talented leaders, employees and directors.

●	Equity awards align participant and stockholder interests. Equity awards, the value of which depends on our stock performance, and which require continued service with the Company over time before any value can be realized, link participant compensation to the Company’s performance and maintain a culture of success based on stock ownership.

●	The current 2017 Plan is approaching the end of its term. If stockholders do not approve the 2026 Plan, we will lose access to an important compensation tool in the labor markets in which we compete.

Each year, the Compensation Committee reviews our overall compensation strategy and determines allocations of cash and equity compensation in light of our pay-for-performance philosophy. We believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. We are also committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution.

If the 2026 Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation. We would also be at a severe disadvantage if we could not use equity awards covering a meaningful number of shares to recruit and retain key talent in this competitive market.

Burn Rate

Burn rate is a measure of the level at which a company uses shares available for grant under its equity compensation plans. Our annual burn rate has averaged 4.4% of weighted average common shares outstanding during the latest three fiscal years with the calculation for each year shown in the following table:

	Year Ended December 31,
	2025	2024	2023
Shares granted	2,220,632	1,718,158	1,005,256
Weighted average common shares outstanding, basic	46,757,691	39,449,393	23,679,472
Burn Rate	4.7%	4.4%	4.2%

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Overhang

Our fully diluted overhang rate measures the total number of shares under all outstanding plan awards plus the number of shares authorized for future plan awards, as a percentage of the fully diluted number of common shares outstanding. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the 2026 Plan is approved by our stockholders, our fully diluted overhang rate would be as follows:

As of March 17, 2026	Total Potential Dilution
Stock options outstanding	5,751,547
Weighted-average exercise price per share of stock options outstanding	$20.52
Weighted-average remaining term of stock options outstanding	7.8 years
Restricted stock awards and stock units outstanding	67,724
Total awards outstanding under the 2017 Plan	5,819,271
Remaining shares available for grant under the 2017 Plan	2,999,149
Common stock outstanding	48,336,675
Total dilution prior to approval of the 2026 Plan	18.2%
Proposed shares available for grant under the 2026 Plan*	3,000,000
Proposed dilution after approval of the 2026 Plan	18.2%

* In addition to the proposed shares available for grant under the 2026 Plan, shares subject to awards outstanding under the 2017 Plan that expire, are cancelled or forfeited, or are settled in cash will become available for issuance under the 2026 Plan.

If the 2026 Plan is approved by our stockholders, no further awards will be made under the 2017 Plan.

Based on a review of our historical and projected grant practices, we believe that the shares reserved for grant under the 2026 Plan will meet the Company’s equity grant needs for approximately 3.0 years. The shares reserved may, however, last for a shorter or longer period of time depending on currently unknown factors, such as the number of grant recipients, future grant practices and the Company’s share price.

Description of the 2026 Plan

Purpose. The purpose of the 2026 Plan is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional equity incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

Plan Administration. The 2026 Plan will be administered by our Compensation Committee unless otherwise designated by the Board. The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type, and number of shares covered by each award, and the terms and conditions of the awards. The Compensation Committee may also adopt sub-plans, establish and modify rules to administer the 2026 Plan, interpret the 2026 Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award, and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2026 Plan, and require or permit the deferral of the settlement of an award.

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Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2026 Plan prohibits the Compensation Committee from repricing any outstanding “underwater” option awards or SARs without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”

Shares Available. The total number of shares of our common stock that may be subject to awards and be issued under the 2026 Plan is 3,000,000. The number of shares reserved for issuance under the 2026 Plan will automatically increase on January 1 of each year commencing in 2027 and ending on (and including) January 1, 2036, by the lesser of (i) the number of shares equal to 1.0% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31, or (ii) such number of shares as determined by our Board. In addition, any shares of common stock that are subject to an award under the 2026 Plan, and any shares subject to an award granted under the 2017 Plan which is outstanding on the date that the 2026 Plan becomes effective, that expires, is cancelled or forfeited, or is settled or paid in cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically again become available for issuance under the 2026 Plan. However, any shares of common stock tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for new grants. The share limitations under the 2026 Plan are subject to adjustment for changes in our corporate structure or shares, as described below. No further awards may be made under the 2017 Plan.

Share Adjustment Provisions. If certain transactions with our stockholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends, or certain recapitalizations (referred to as “equity restructurings”), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2026 Plan, (ii) outstanding awards as to the class, number of shares, and exercise price per share, and (iii) the vesting criteria of any outstanding award that is performance-based in order to substantially maintain the criteria for evaluating the performance goal set forth in the award. Other types of transactions may also affect our common stock, such as reorganizations, mergers, or consolidations. If there is such a transaction and the Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2026 Plan, the Compensation Committee will make such adjustments as it may deem equitable.

Eligible Participants. Employees, consultants and non-employee directors of the Company or its subsidiaries will be eligible to receive awards under the 2026 Plan. As of March 17, 2026, 178 employees, six non-employee directors, and an indeterminable number of consultants would be eligible for selection to receive awards under the 2026 Plan.

Vesting. The Compensation Committee will determine the vesting conditions for an award, which may include service or satisfying performance goals over a set performance period. Unless the Compensation Committee provides otherwise, if a participant takes an unpaid leave of absence, vesting will be suspended during such leave unless the participant has a right to reemployment under applicable law.

Types of Awards. The 2026 Plan permits us to grant stock option awards, SAR awards, restricted stock awards, stock unit awards and other stock-based awards to eligible recipients. These types of awards are described in more detail below.

Stock Options. U.S. employees may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “non-qualified stock options.” The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2026 Plan is 3,000,000. The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant (or 110% for certain stockholders), unless the option is granted as a substitute award. “Fair market value” under the 2026 Plan means the closing sale price of a share of our common stock on the Nasdaq on the applicable date.

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The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made in another form, including: (i) by means of a broker-assisted sale and remittance program; (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant; or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us, or such other method permitted by the Compensation Committee. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date. Our executive officers may not pay the exercise price of an option with a loan from or arranged by the Company.

An option will vest and become exercisable at such times, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than ten years from its date of grant. No dividends or dividend equivalents may be paid with respect to shares subject to an option.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-qualified stock options.

Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Compensation Committee determines whether payment will be made in shares of our common stock, cash, or a combination of both. The exercise price per share of a SAR award will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than ten years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2026 Plan, as may be determined by the Compensation Committee.

Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the underlying shares to which such dividends or distributions relate. Participants are entitled to vote shares of restricted stock prior to the time they vest.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Compensation Committee. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2026 Plan, as may be determined by the Compensation Committee. The Compensation Committee may provide for the payment or crediting of dividend equivalents on stock unit awards and other stock-based awards, but any such dividend equivalents paid or credited on unvested awards will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.

Other Stock-Based Awards. The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2026 Plan. The Compensation Committee has discretion to determine the terms and conditions of such awards.

Performance-Based Awards. Any award granted under the 2026 Plan may be a performance-based award if the lapsing of restrictions as well as the vesting and payment of such awards, as applicable, are subject to the achievement of one or more performance goals over a specified performance period, all as determined by the Compensation Committee.

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The performance goals may, but are not required to, include one or more of the following: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, individual performance, completion of key projects and strategic plan development and implementation.

The Compensation Committee will select the applicable performance measures and performance period, establish the corresponding performance goals for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a participant if the performance goal(s) are satisfied, and determine the degree to which the relevant performance goals have been satisfied as well as any amount payable. The Compensation Committee may adjust any amount determined to be otherwise payable in connection with such an award.

Transferability. In general, no right or interest in any award under the 2026 Plan may be assigned or transferred by a participant except by will or the laws of descent and distribution. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member (including certain trusts and other entities) or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Termination of Service. Unless otherwise set forth in an applicable agreement, if a participant’s employment or other service relationship with us is terminated for “Cause,” all unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited. For purposes of the 2026 Plan, “Cause” is “cause” as defined in an employment, severance or other agreement between a participant and the Company or its subsidiaries, or in the absence of such an agreement or definition, a participant’s (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury related to the Company or any subsidiary, (ii) substantial failure to perform his or her duties or gross negligence in the performance of such duties, (iii) any unlawful or criminal activity of a serious nature, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any subsidiary. Upon a participant’s death, all outstanding awards will immediately vest. Upon a separation from service for any reason other than Cause, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited. Vested and exercisable options and SARs will generally remain exercisable for a period of three months following termination of service, or for a period of one year in the case of death or disability, or for a period of six months in the case of retirement. A termination will be considered a “retirement” in accordance with the applicable retirement or pension plan or practice of the Company or subsidiary.

Change in Control. The 2026 Plan provides that, in the event of an acquisition of voting control of our Company, specified types of mergers or consolidations, or a sale, lease, or other disposition of all or substantially all of our assets (a “Change in Control”), (A) all options and SARs shall become fully vested and exercisable for a period of time determined by the Compensation Committee prior to the effective date of the Change in Control, and shall terminate upon the Change in Control, (B) all outstanding full value awards (including restricted stock and stock units) shall become fully vested, and (C) to the extent vesting of any award is subject to the satisfaction of specified performance goals, such award shall be deemed “fully vested” at the greater of target or actual performance levels. In addition, the Compensation Committee may provide that all outstanding awards shall be cancelled at or immediately prior to the effective time of the Change in Control in exchange for a payment equal to (i) with respect to options and SARs, the excess, if any, of the fair market value of the consideration that would otherwise be received in the Change in Control over the aggregate exercise price for such shares, and (ii) with respect to full value awards, the fair market value of the consideration that would otherwise be received in the Change in Control for the shares subject to the award. In the event that an option or SAR is underwater, it may be cancelled without payment. Payment may be made in cash, the form of consideration received in the transaction, or other consideration, as determined by the Compensation Committee.

In the event of proposed dissolution or liquidation of the Company, all awards will terminate immediately prior to consummation of such proposed action.

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Termination; Amendment. The 2026 Plan will terminate on the tenth anniversary of the effective date, or if earlier, the date when all shares subject to the 2026 Plan are distributed and all awards have expired or terminated. In addition, the 2026 Plan may be terminated or amended at any time by our Board; provided that no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable laws or Nasdaq Listing Rules. Termination, suspension, or amendment of the 2026 Plan or an amendment to an outstanding award may not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or Nasdaq Listing Rules.

Clawback and Recoupment. All awards under the 2026 Plan will be subject to the Company’s clawback policy. For more information about our current executive compensation recoupment policies, see “Meetings and Committees of the Board of Directors – Compensation Committee.”

U.S. Federal Income Tax Consequences

The following is a general summary of the principal United States federal tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2026 Plan, based on current statutes, regulations, and interpretations, and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who receive awards granted under the 2026 Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. Furthermore, recipients of awards granted under the 2026 Plan who are not subject to United States tax law will be subject to the tax rules of their respective jurisdictions, which are not described here. This summary is general in nature and not intended as tax advice to participants, who should consult their own tax advisors. Income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the 2026 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a short-term or long-term capital gain or loss (depending on the applicable holding period). The company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2026 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. Except in the event of death, if the holding requirements are not met, the sale or transfer of shares acquired upon exercise of the incentive stock option will be treated as a “disqualifying disposition” that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-qualified stock options will generally apply. A participant must immediately notify the Company upon a disqualifying disposition.

Stock Units. A participant will not recognize taxable income when units are granted and the company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) when payment or settlement is made, in an amount equal to the fair market value of any shares delivered (or the amount of cash paid by us (if any)) and we will be entitled to a corresponding deduction.

Restricted Stock. A participant will not recognize taxable income when an award of restricted stock is granted and the company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at grant. Otherwise, the participant is taxed upon vesting, and the company is entitled to a corresponding deduction.

Other Stock-Based Awards. The current federal income tax consequences of other awards authorized under the 2026 Plan generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. The company will generally have a corresponding deduction at the time the participant recognizes ordinary income.

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Section 162(m). Code Section 162(m) generally disallows a federal tax deduction to a public company for compensation in any tax year paid to certain covered individuals to the extent that the compensation to such individual exceeds $1 million.

Section 409A. The foregoing discussion of tax consequences of awards granted under the 2026 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Code Section 409A or has been structured to comply with its requirements. Failure to satisfy these requirements will generally lead to the affected participant being required to include the amount deemed “deferred” in income when the award vests, pay an additional 20 percent excise tax on such amount and pay interest on the tax that would have been paid but for the deferral.

Section 280G. Section 280G of the Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation, and Section 4999 of the Code imposes a 20% excise tax on those payments. To the extent that payments upon a change in control are classified as excess parachute payments, our tax deduction would be disallowed under Section 280G of the Code. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. In the event that the benefits provided for in the 2026 Plan or otherwise payable to a participant constitute Section 280G “parachute payments” and would be subject to excise taxes, then such pay and benefits will either be delivered in full or delivered to such lesser extent which would result in no portion of such pay or benefits being subject to excise taxes, whichever results in the receipt by the participant of the greatest amount of benefits. We do not provide tax gross-ups for taxes due in connection with a change in control.

New Plan Benefits

Except with regard to grants to non-employee directors under our director compensation policy, the awards, if any, that will be made to eligible persons under the 2026 Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, directors and consultants under the 2026 Plan. Under our current director compensation program, each of our non-employee directors receives an annual equity award with an aggregate grant date value equal to $100,000. For more information about our current director compensation program, see “Director Compensation.” Because the 2026 Plan will not become effective until it is approved by our stockholders, the Compensation Committee has not yet approved any awards under, or subject to, the 2026 Plan.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the 2026 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE CELCUITY INC. 2026 STOCK INCENTIVE PLAN.

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PROPOSAL NO. 5
APPROVAL OF THE CELCUITY INC. AMENDED AND RESTATED 2017 EMPLOYEE STOCK PURCHASE PLAN

The Board has approved, subject to stockholder approval, the Amended and Restated 2017 Employee Stock Purchase Plan (the “Restated ESPP”). The amendment and restatement of the 2017 Employee Stock Purchase Plan (the “2017 ESPP” or “ESPP”) will, if approved, increase the number of shares of our common stock available for issuance under the ESPP by 289,199 shares and extend the expiration date of the 2017 ESPP for an additional ten year period. The 2017 ESPP originally became effective on September 20, 2017. It was initially approved by the Board on September 6, 2017, and approved by stockholders of the Company on May 10, 2018. The Restated ESPP was approved and adopted by the Board on April 1, 2026, and will become effective upon approval by our stockholders, provided that such approval is obtained within 12 months of the Board’s adoption. A copy of the Restated ESPP is attached to this Proxy Statement as Appendix B.

Stockholder approval of the Restated ESPP is being sought in order to satisfy the stockholder approval requirements of Section 423 of the Code for an amendment to the 2017 ESPP which increases the number of shares of our common stock available for issuance under the ESPP and extends the term of the ESPP. Except for the increase in the number of shares and extension of the term of the ESPP, the Restated ESPP is substantially the same as the 2017 ESPP.

Factors Considered in Requesting Share Reserve Increase

We believe that the ESPP is an important tool to provide our employees with direct ownership of our common stock, which provides a strong incentive for our employees to remain with our Company and work towards its success. As of March 17, 2026, 710,801 shares remained available for purchase under the 2017 ESPP. The Restated ESPP increases the shares available for issuance by 289,199 shares, which additional shares are subject to stockholder approval, to a total of 1,229,370 shares, of which 1,000,000 shares will be available for purchase under the Restated ESPP.

The shares added with the proposed amendment and restatement will not be available until the offering period beginning after the effective date of the Restated ESPP.

As of March 17, 2026, there were 48,336,675 shares of our common stock issued and outstanding. The total shares available under the Restated ESPP would constitute less than 3% of our total outstanding shares of common stock as of March 17, 2026.

Description of the Amended and Restated 2017 Employee Stock Purchase Plan

The major features of the Restated ESPP are summarized below. The summary is qualified in its entirety by reference to the full text of the Restated ESPP, which is attached to this proxy statement as Appendix B.

Eligible Participants

Subject to certain limitations in the Restated ESPP, any employee of Celcuity or any participating subsidiary who is customarily employed for more than 20 hours per week is eligible to participate in the Restated ESPP for such offering period. As of March 17, 2026, there were approximately 176 employees of the Company and its subsidiaries who were eligible to participate in the Restated ESPP.

Administration

The Restated ESPP will be administered by the Compensation Committee (for purposes of this proposal, the “Committee”), unless another committee is designated by the Board. To the extent not inconsistent with the terms of the Restated ESPP or applicable law, the Committee may delegate ministerial duties associated with the administration of the Restated ESPP to any one or more of the Company’s officers, employees or agents as the Committee deems advisable.

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The Committee has the authority to determine the terms and conditions related to the offering periods and purchase periods under the Restated ESPP, including determining the purchase price of shares offered under the Restated ESPP and the duration, frequency, and start and end dates of offering periods and purchase periods. The Committee will also interpret the Restated ESPP, establish, amend and revoke rules to administer the Restated ESPP, construe and interpret the Restated ESPP, adopt rules applicable to participants who are employed outside of the United States, and make all other determinations necessary or advisable for the administration of the Plan. The Committee may also designate subsidiaries of the Company that are eligible to participate in the Restated ESPP.

Share Reserve

1,229,370 shares of common stock have been authorized for issuance under the Restated ESPP. The number of shares available under the Restated ESPP will automatically increase on January 1 of each year commencing in 2027 and ending on (and including) January 1, 2036, by the lesser of (i) the number of shares equal to 0.5% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31, (ii) 250,000 shares, or (iii) the number determined by the Committee.

Participation

Shares generally will be offered under the Restated ESPP through offering periods of 24 months’ duration commencing on or about May 1 and November 1 of each year, or at such other time as may be determined by the Committee. Each offering period will consist of four purchase periods, with each purchase period lasting for six months. To participate in the Restated ESPP, eligible employees must elect to participate at least five days prior to the beginning of an offering period, and authorize payroll deductions in an amount of at least 1% and no more than 10% of the participant’s base salary (or such other maximum amount established by the Committee for the offering period).

Stock Purchase Limits

No participant may purchase more than $25,000 of common stock under the Restated ESPP and any other employee stock purchase plan of the Company in any calendar year, with the value of stock determined on the first day of the purchase period; nor may a participant purchase more than 8,000 shares in any offering period or 2,000 shares in each purchase period. In addition, no participant may be granted an option under the Restated ESPP if the participant, immediately after the grant of the option, would own stock (including stock subject to the option) constituting in the aggregate 5% or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company or any subsidiary.

Purchase Price

The purchase price of each share of common stock sold pursuant to the Restated ESPP will be equal to the lesser of 85% of the fair market value of common stock on the first day of the relevant offering period or 85% of the fair market value of common stock on the last day of the applicable purchase period. The fair market value of a share of common stock on these measurement dates will be equal to the closing or last sales price for such stock as quoted on Nasdaq for that date. The closing price of a share of our common stock on the Nasdaq Stock Market on March 17, 2026, was $114.11.

Grant and Exercise of Options

Effective on the first day of each offering period, a participant will be granted an option to purchase the number of shares of common stock determined by dividing the participant’s contributions accumulated prior to each purchase date by the applicable purchase price, subject to the Restated ESPP’s limits.

At the end of each purchase period, unless a participant terminates employment or otherwise withdraws from the Restated ESPP, the participant’s option to purchase shares of common stock will be exercised automatically on the purchase date and the maximum number of full shares which may be purchased for such participant at the applicable purchase price with the accumulated contributions in the participant’s ESPP account. Shares will thereafter be delivered within thirty (30) days into an account established in the participant’s name with the Company’s designated broker. No fractional shares may be purchased. Any contributions remaining in the participant’s ESPP account after the purchase of shares will carry over to the following purchase period.

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Withdrawal and Termination of Employment

A participant may withdraw all but not less than all the contributions credited to their account from the Restated ESPP at any time prior to each purchase date, in which case the Company will pay to the participant all of the participant’s contributions and the participant’s option for the current period will be automatically terminated. Withdrawal from an offering period will not impact the participant’s eligibility to participate in any succeeding offering period thereafter. A participant whose continuous employment terminates for any reason during an offering period and before a purchase date will be deemed to immediately withdraw from the Restated ESPP and that participant’s contributions during that offering period will be returned to the participant.

In addition, a participant may increase or decrease the rate of contributions no more than once during each purchase period.

Transferability

No contributions credited to a participant’s Restated ESPP account, rights to exercise options or rights to receive shares of common stock under the Restated ESPP will be transferable by the participant, except by will, the laws of descent and distribution or in accordance with the beneficiary designation requirements of the Restated ESPP.

Share Adjustment Provisions

If any change is made in our capitalization, such as a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company, proportionate adjustments will be made to the number of shares authorized for issuance under the Restated ESPP, the maximum number of shares that may be purchased by a participant during any offering period or purchase period and the purchase price and the number of shares covered by each option under the Restated ESPP that has not yet been exercised, in each case as determined by the Committee.

Corporate Transaction

If all or substantially all of the Company’s assets are sold or there is a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter, then all outstanding options will be assumed or substituted by the successor corporation. If the outstanding options are not assumed or substituted by the successor corporation, then the offering period and purchase period then in progress will be shortened, a new purchase date will be set, and all outstanding options will automatically be exercised on the new purchase date, which will be on or before the effective date of the transaction. The Committee shall notify each participant in writing at least ten days prior to the new purchase date. In the event of a dissolution or liquidation of the Company, any purchase period and offering period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee.

In addition, the Committee may adjust the number of shares authorized for issuance under the Restated ESPP, the purchase price and the number or type of shares subject to an option in connection with certain transactions.

Effective Date and Term of the Restated ESPP

The Restated ESPP will become effective on the date it is approved by the Company’s stockholders, provided that such approval is obtained within 12 months after its adoption by the Board. Unless terminated earlier at the discretion of the Committee, the Restated ESPP will terminate ten years from the date approved by the stockholders.

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Amendment and Termination of the Restated ESPP

The Board may, at any time and for any reason, terminate or amend the Restated ESPP; however, such termination, or amendment may not affect previously granted options and may not make any change that would adversely affect the rights of any participant, except that an offering period may be terminated by the Board if it determines that such termination is in the best interests of the Company and its stockholders. No amendment may be made to the Restated ESPP without the approval or ratification of our stockholders if such amendment would require stockholder approval under Section 423 of the Code, Rule 16b-3 under the Exchange Act or any other applicable law or regulation.

U.S. Federal Income Tax Consequences

The following is a general summary of the principal United States federal income tax consequences of participation in the Restated ESPP, based on current statutes, regulations, and interpretations, and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Restated ESPP. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the desired rules is applicable. Furthermore, Restated ESPP participants who are not subject to United States tax law will be subject to the tax rules of their respective jurisdictions, which are not described here. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the Restated ESPP. Income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

The Restated ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. With respect to these participants, no taxable income will be reportable by a participant, and no deductions will be allowable to us, due to the grant of the option on the offering date or upon the purchase of shares on a purchase date. A participant subject to United States tax law will, however, recognize taxable income in the year in which the shares purchased under the Restated ESPP are sold or otherwise made the subject of disposition.

A sale or other disposition of shares purchased under the Restated ESPP will be a “disqualifying disposition” for a participant subject to United States tax law if such sale or disposition occurs prior to the later of (i) two years after the date the option is granted (i.e., the commencement date of the offering period to which the option pertains) and (ii) one year after the date of the purchase of the applicable shares. A participant must immediately notify the Company upon a disqualifying disposition. If the participant makes a disqualifying disposition of shares purchased under the Restated ESPP, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition, and any additional gain (or loss) on the disposition (after adding the amount treated as ordinary income to the participant’s basis in the shares) will be a capital gain (or loss) to the participant. We will be entitled to an income tax deduction for the amount treated as ordinary income to the participant for the taxable year in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of our officers under Section 162(m) of the Code. In no other instance will we be allowed a deduction with respect to the participant’s disposition of the purchased shares based on current United States tax law.

If the participant subject to United States tax law sells or otherwise disposes of shares purchased under the Restated ESPP after satisfying the holding period outlined above (i.e., a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the fair market value of the shares on the date of disposition over the purchase price for the shares, or (ii) the excess of the fair market value of the shares on the date the option was granted over the purchase price. Any additional gain (or loss) on the disposition (after adding the amount treated as ordinary income to the participant’s basis in the shares) will be long-term capital gain (or loss) to the participant. We will not be entitled to an income tax deduction for any amount with respect to the issuance or exercise of the option or the sale of the underlying shares.

Plan Benefits

Future benefits that will be provided to eligible employees under the Restated ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of our common stock under the Restated ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant and the value of such stock is subject to change.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the adoption of our Amended and Restated 2017 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 2017 EMPLOYEE STOCK PURCHASE PLAN.

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CORPORATE GOVERNANCE

Our Board recognizes that maintaining and ensuring good corporate governance is a continuous process. As part of our ongoing commitment to good corporate governance principles, we have adopted a Code of Ethical Business Conduct that applies to our directors, officers and employees, as well as the Celcuity Inc. Code of Ethical Business Conduct for Senior Financial Officers (together with the Code of Ethical Business Conduct, the “Codes of Ethics”) and a charter for each committee of the Board. The Codes of Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as amended from time to time, are available on the Company’s website at https://ir.celcuity.com/corporate-governance/ and will be provided in printed form to any stockholder who requests them from us. Requests should be directed to Investor Relations, Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441.

Board of Directors

Our bylaws provide that the size of our Board will be determined from time to time by resolution of our Board. Under our bylaws, a director elected for an indefinite term serves until the next regular meeting of the stockholders and until the director’s successor is elected, or until the earlier death, resignation or removal of the director. Our bylaws provide that members of our Board will be elected by a plurality vote of our stockholders.

Director Independence

The Board has determined that Richard E. Buller, David F. Dalvey, Leo T. Furcht, Polly A. Murphy, Richard J. Nigon and Charles R. Romp are independent directors under the Nasdaq Listing Rules. In evaluating independence, the Board considered Mr. Nigon’s role as a broker with Cedar Point Capital, LLC, which served as our placement agent for certain private placements prior to our initial public offering, and that we may pay Dr. Buller certain consulting fees in connection with services he provides to us based on his expertise in translational medicine. No consulting fees were paid to Dr. Buller during 2025. The Board determined that these relationships will not interfere with the exercise of independent judgment by these individuals.

Board Leadership Structure

Our bylaws provide our Board with flexibility to combine or separate the positions of Chairman of our Board and Chief Executive Officer and/or to implement a presiding or lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Currently, Brian F. Sullivan, our Chief Executive Officer, is the Chairman of our Board. Our Board does not currently have a lead independent director. We believe that this leadership structure is appropriate at this time because:

●	it promotes unified leadership and direction for the Company;

●	it allows for a single, clear focus for management to execute the Company’s strategic initiatives and business plans;

●	our Chief Executive Officer is in the best position to chair board meetings and to ensure that the key business issues and risks facing the Company are brought to the Board’s attention; and

●	we can more effectively execute our strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team.

Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Family Relationships

Dr. Laing, our Chief Science Officer and a director, is a brother-in-law of Mr. Sullivan, the Chairman of our Board and Chief Executive Officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

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Risk Oversight

Our Board has oversight responsibility for the Company’s risk management process. The Board administers its oversight function through its committees, but it retains responsibility for general oversight of risks. The committee chairs are responsible for reporting findings regarding material risk exposure to the Board as quickly as possible. The Board delegates to the Audit Committee oversight responsibility to review our Codes of Ethics, including whether the Codes of Ethics are successful in preventing illegal or improper conduct, and our management’s risk assessments and management’s financial risk management policies, including the policies and guidelines used by management to identify, assess and manage our exposure to financial risk. Our Compensation Committee assesses and monitors any major compensation-related risk exposures and the steps management should take to monitor or mitigate such exposures.

Codes of Ethics

We have adopted a Code of Ethical Business Conduct that applies to our directors, officers and employees, which reflects our policies on various ethical conduct and compliance matters, including conflicts of interest. We also maintain a Code of Ethical Business Conduct for Senior Financial Officers applicable to our principal executive officer and principal financial and accounting officer, in accordance with Section 406 of the Sarbanes-Oxley Act, the rules of the SEC promulgated thereunder and the Nasdaq Listing Rules. In addition, we maintain an anti-bribery policy to instruct our employees on how to recognize and combat bribery and corruption in business dealings. If any changes are made to, or any waivers given from, the Codes or Ethics, these events would be disclosed on our website or in a Current Report on Form 8-K filed with the SEC within four business days of such event. The Codes of Ethics are posted on our website at https://ir.celcuity.com/corporate-governance/.

Policy to Prohibit Insider Trading

Our Policy to Prohibit Insider Trading governs the purchase, sale and other disposition of our securities by directors, officers, employees and certain other covered persons, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025. The policy is designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. Our Policy to Prohibit Insider Trading also prohibits executive officers and directors from holding Celcuity securities in a “margin” account and from pledging Celcuity stock; and from engaging in hedging transactions with respect to Celcuity securities. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws.

Policies and Practices Related to the Grant of Certain Equity Awards

We have established processes to ensure that the timing of any stock option grants to executives is not influenced by material nonpublic information (“MNPI”), and that all grant decisions are made based on a predetermined schedule, taking into account factors like employee performance and market conditions, regardless of any upcoming announcements or events that could impact our stock price. The Compensation Committee carefully reviews any potential MNPI before granting options and will delay a grant if necessary to avoid any appearance of impropriety related to the timing of the award.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2025, our Board met five times. The standing committees of our Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2025, the Audit Committee met five times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met one time. All directors attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which they served during 2025.

Executive Sessions; Attendance at Annual Meeting of Stockholders

The independent members of the Board periodically meet outside the presence of management. The Audit Committee has adopted a policy of meeting in executive session, without management being present, on a regular basis.

The Board’s policy is that each member of the Board should attend our annual meetings of stockholders whenever practical and that at least one member of the Board must attend each annual meeting. All seven members of the Board then seated attended the 2025 annual meeting of stockholders in person or via video conference.

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Audit Committee

We have established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary duties and responsibilities of our Audit Committee are to oversee (1) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (2) our systems of internal controls; and (3) our Codes of Ethics. In addition, our Audit Committee appoints and monitors the independence, qualifications and performance of our independent auditors, provides an avenue of communication between our independent auditors, management and the Board and reviews and approves related party transactions as required by the Nasdaq Listing Rules.

Mr. Dalvey, Mr. Nigon and Dr. Murphy are the current members of our Audit Committee. The members of the Audit Committee are “independent directors” as that term is defined in Rules 5605(a)(2) and 5605(c)(2)(A) of the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. The Board has determined that Mr. Nigon and Mr. Dalvey are each an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Listing Rules.

Compensation Committee

We have established a Compensation Committee. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. The Compensation Committee also reviews and makes recommendations to the Board with respect to director compensation and administers our equity compensation plans and any clawback policy that applies to the compensation of our Chief Executive Officer or other executive officers and directors. The Company has adopted a clawback policy that allows for recovery of excess incentive-based compensation in the event of a required restatement of our financial statements, which is intended to comply with Nasdaq Rule 5608. The Compensation Committee also reviews and prepares the necessary compensation disclosures required by the SEC. Additionally, the Compensation Committee reviews and evaluates, on an annual basis, the Compensation Committee charter and performance.

Our Compensation Committee has approved the compensation arrangements currently in place for our named executive officers. The Compensation Committee evaluates the performance of our Chairman and Chief Executive Officer and determines his compensation based on this evaluation without our Chairman and Chief Executive Officer present during voting or deliberations on his compensation. With respect to the other named executive officers, the Compensation Committee considers the recommendations of our Chairman and Chief Executive Officer as to performance evaluations and recommended compensation arrangements.

The Compensation Committee may approve executive compensation arrangements or, in its discretion, may recommend such matters to the full Board for approval. All executive compensation is based on assessments of executive performance, which are prepared by the Compensation Committee and submitted to the full Board for review and discussion. All Compensation Committee recommendations regarding director compensation are subject to approval by the full Board. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee.

Dr. Buller, Mr. Dalvey, Dr. Furcht and Dr. Murphy are the members of our Compensation Committee. The members of the Compensation Committee are “independent directors” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. In addition, in affirmatively determining the independence of any director who serves on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, as set forth in Nasdaq Rule 5605(d)(2).

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate Governance Committee. Dr. Buller, Dr. Furcht, and Mr. Nigon are the members of our Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are “independent directors” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The principal functions of the Nominating and Corporate Governance Committee are to:

●	develop and recommend to the Board minimum qualifications for director nominees;

●	identify and evaluate potential candidates for the Board and committee positions;

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●	recommend to the Board a slate of nominees for election as directors at our annual meetings of stockholders;

●	recommend to the Board individuals to be appointed to the Board in connection with vacancies or newly created director positions and the termination of directors for cause or other appropriate reasons;

●	review the size and composition of the Board and its committees;

●	oversee our corporate governance practices;

●	evaluate and make recommendations regarding stockholder proposals submitted to the Board for inclusion in the Company’s proxy statement; and

●	develop, recommend and oversee an annual self-evaluation process for the Board and its committees.

QUALIFICATIONS OF CANDIDATES FOR ELECTION TO THE BOARD

The Nominating and Corporate Governance Committee identifies and recommends candidates it believes are qualified to stand for election as directors of Celcuity or to fill any vacancies on the Board. In identifying director candidates, the Nominating and Corporate Governance Committee may retain third party search firms.

In order to evaluate and identify director candidates, the Nominating and Corporate Governance Committee considers the suitability of each director candidate, including the current members of the Board, in light of the current size, composition and current perceived needs of the Board. The Nominating and Corporate Governance Committee seeks highly qualified and experienced director candidates and considers many factors in evaluating such candidates, including issues of character, judgment, independence, background, age, expertise, diversity of experience, length of service and other commitments. This includes giving due consideration to creating a diverse pool of director candidates.

The Nominating and Corporate Governance Committee has established the following minimum requirements for director candidates: being able to read and understand fundamental financial statements; having at least ten years of relevant business experience; having no identified conflicts of interest as a director of Celcuity; having not been convicted in a criminal proceeding other than traffic violations during the ten years before the date of selection; and being willing to comply with any code of ethics of the Company. Exceptional candidates who do not meet all of these criteria may still be considered. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications, the factors considered in assessing potential candidates, and the adoption or amendment of any policies related to the recruitment and nomination of potential candidates, including without limitation, for compliance with Nasdaq Listing Rules and other applicable rules and regulations.

The Nominating and Corporate Governance Committee may review director candidates by reviewing information provided to it, through discussions with persons familiar with the candidate, or other actions that the Nominating and Corporate Governance Committee deems proper. After such review and consideration, the Nominating and Corporate Governance Committee designates any candidates who are to be interviewed and by whom they are to be interviewed. After interviews, the Nominating and Corporate Governance Committee recommends for Board approval any new directors to be nominated.

Stockholders may request the Nominating and Corporate Governance Committee to consider a director candidate. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to submit a director candidate for the Nominating and Corporate Governance Committee’s consideration must notify our Corporate Secretary in writing at Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441. Any such recommendations should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors and whether to conduct a full evaluation of the candidate.

Stockholders who intend to participate in the 2027 annual meeting to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider the candidacy), or who intend to solicit proxies in support of a director nominee other than our nominees, must submit such nomination in writing to our Corporate Secretary, Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441, and comply with the stockholder proposal and director nominations requirements summarized under “Stockholder Proposals and Director Nominations” below.

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BOARD OF DIRECTORS VACANCIES

Our bylaws authorize only our Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board is permitted to be set only by a resolution adopted by our Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may contact our Board, or any committee of our Board, by regular mail to our Chief Executive Officer, Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441. All communications will be reviewed by management and, if appropriate to the duties and responsibilities of the Board, forwarded to the appropriate director or directors or to the full Board, as appropriate.

DIRECTOR COMPENSATION

Our non-employee director compensation policy, which was approved in May 2025 and applies through April 2026, provides that each of our non-management directors receive the following compensation:

●	An annual equity award with a fair market value of $100,000, payable in the form of restricted stock awards, stock options or a combination of both, at the director’s election.

●	A cash retainer of $50,000, payable quarterly.

●	Reimbursement for out-of-pocket expenses incurred in connection with services as a director.

Pursuant to this policy, during 2025, Celcuity’s non-employee directors received compensation in the form of an equity award with a fair market value of $100,000 as of May 19, 2025, the date of grant, as well as cash compensation in the amount of $7,500 per quarter for each of two quarters and $12,500 per quarter for each of two quarters, for total cash compensation of $40,000. Dr. Buller received the equity award in the form of restricted stock and a stock option. Dr. Buller received 1,029 shares of restricted stock, which was determined by dividing $11,000 by the closing price of a share of the Company’s common stock on the date of grant. The restricted stock will vest with respect to 100% of the shares on April 30, 2026. Dr. Buller also received a stock option for the purchase of 12,503 shares, the number of shares that results in the option having a Black-Scholes value of $89,000 as of the date of grant. Mr. Dalvey, Dr. Furcht, Dr. Murphy, and Mr. Nigon each received their entire equity award in the form of a stock option. Each stock option is for the purchase of 14,048 shares, the number of shares that result in the option having a Black-Scholes value of $100,000 as of the date of grant. The stock options granted to all five directors have an exercise price of $10.69 per share, which is equal to the closing price of a share of the Company’s common stock on the date of grant. The above stock options will vest and become exercisable with respect to 100% of the shares on April 30, 2026, and will remain exercisable for the remainder of the ten-year term. The Compensation Committee has not yet determined compensation for the non-employee directors for the year running May 2026 – April 2027.

Fiscal Year 2025 Director Compensation

The table below summarizes the compensation paid by the Company to its non-employee directors for the year ended December 31, 2025. Mr. Sullivan and Dr. Laing are not included in this table since they are each an employee of the Company and receive no compensation for their services as a director. Each of Mr. Sullivan and Dr. Laing are included in the Summary Compensation Table under “Executive Compensation” below. Mr. Romp is not included in this table because he was appointed to the Board on February 11, 2026.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(1)(3)	Total
Richard E. Buller	$40,000	$11,000	$89,000	$140,000
David F. Dalvey	$40,000	$-	$100,000	$140,000
Leo T. Furcht	$40,000	$-	$100,000	$140,000
Polly A. Murphy	$40,000	$-	$100,000	$140,000
Richard J. Nigon	$40,000	$-	$100,000	$140,000

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(1)	Reflects the aggregate grant date fair value of equity awards to each director during 2025, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Refer to “Note 9 – Stock-Based Compensation” in the audited financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the assumptions used in calculating the award amount.

(2)	As of December 31, 2025, Dr. Buller held 7,789 shares of restricted stock, and Mr. Dalvey, Dr. Furcht, Dr. Murphy and Mr. Nigon held no shares of restricted stock.

(3)	The aggregate number of stock options held by each of the directors listed in the table above as of December 31, 2025 was as follows: Dr. Buller, options to purchase 58,835 shares; Mr. Dalvey, options to purchase 89,714 shares; Dr. Furcht, options to purchase 94,526 shares; Dr. Murphy, options to purchase 60,146 shares; and Mr. Nigon, options to purchase 104,677 shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information regarding the beneficial ownership of Celcuity’s common stock as of March 17, 2026 (except as otherwise indicated) by (i) each person who is known by Celcuity to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each director of Celcuity; (iii) each director nominee; (iv) each named executive officer of Celcuity; and (v) all executive officers and directors as a group. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares and the business address of each person is c/o Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (3)
5% Stockholders
Avoro Capital Advisors LLC (4)	3,111,111	6.44%
Baker Bros. Advisors LP (5)	9,582,874	19.99%
Perceptive Advisors LLC (6)	3,160,200	6.54%
Directors and Named Executive Officers
Richard E. Buller	66,624	*
David F. Dalvey (7)	179,714	*
Leo T. Furcht	105,526	*
Vicky Hahne	248,851	*
Lance G. Laing	1,596,891	3.28%
Polly A. Murphy	62,646	*
Richard J. Nigon	203,602	*
Charles R. Romp	215	*
Brian F. Sullivan (8)	4,264,953	8.62%
All directors and executive officers as a group (9 individuals)	6,729,022	13.33%

* Less than 1%

(1)	The beneficial ownership reported in the table includes shares of common stock the beneficial owners have the right to acquire within 60 days of March 17, 2026 upon the exercise of stock options, warrants or pre-funded warrants or conversion of preferred stock, subject to the beneficial ownership limitations described in Note 2 below.

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(2)	With respect to Baker Bros. Advisors LP (the “Adviser”), the beneficial ownership shown above includes the number of shares of common stock that may be acquired upon exercise of pre-funded warrants issued under the Securities Purchase Agreement, dated October 18, 2023, by and among the Company and the investors named therein, assuming any such exercises occur within 60 days of March 17, 2026; provided, however, that the maximum number of shares of common stock that may be acquired upon such conversions or exercises is limited such that the beneficial ownership of such stockholder and its affiliates will not exceed 4.99%. However, on March 20, 2026, the Adviser submitted written notice to the Company to increase this beneficial ownership limitation from 4.99% to 19.99%, effective on May 20, 2026. With respect to officers and directors, the beneficial ownership shown above includes the number of shares of common stock the beneficial owners have the right to acquire within 60 days of March 17, 2026 upon the exercise of stock options or warrants, as follows: Dr. Buller, 58,835 shares; Mr. Dalvey, 89,714 shares; Dr. Furcht, 94,526 shares; Ms. Hahne, 229,042 shares; Dr. Laing, 346,891 shares; Dr. Murphy 57,646 shares; Mr. Nigon, 114,567 shares; Mr. Romp, no shares; Mr. Sullivan, 1,143,970 shares; and all directors and executive officers as a group, 2,135,191 shares.

(3)	Calculated based on 48,336,675 issued and outstanding shares of Celcuity common stock as of March 17, 2026, plus, for each beneficial owner, any securities that such person has the right to acquire within 60 days of March 17, 2026.

(4)	In a Schedule 13G filed on February 17, 2026, Avoro Capital Advisors LLC (“Avoro”) and Dr. Behzad Aghazadeh reported sole voting power and sole dispositive power over 3,111,111 shares of common stock as of December 31, 2025. Avoro directly holds 3,111,111 shares of common stock. Dr. Aghazadeh serves as the portfolio manager and controlling person of Avoro and may be deemed to beneficially own shares held by Avoro. The business address of the above referenced entity and person is 110 Greene Street, Suite 800, New York, New York 10012.

(5)	In a Schedule 13D/A filed on March 24, 2026, the Adviser, Baker Bros. Advisors (GP) LLC (“Adviser GP”), Julian C. Baker and Felix J. Baker reported sole voting power and sole dispositive power over 9,582,874 shares of common stock as of March 20, 2026, including outstanding shares of common stock and shares of common stock issuable upon the exercise of pre-funded warrants, subject to the beneficial ownership limitation described in Note 2 above. These shares and pre-funded warrants are directly held by each of Baker Brothers Life Sciences, L.P. and 667, L.P. (collectively, the “Funds”). Adviser GP is the sole general partner of the Adviser. Adviser GP, Felix J. Baker and Julian C. Baker, as managing members of Adviser GP, and the Adviser may be deemed to be beneficial owners of securities of the Company directly held by the Funds. The business address of the above referenced entities and persons is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York, New York 10014.

(6)	In a Schedule 13G/A filed on February 17, 2026, Perceptive Advisors LLC (“Perceptive Advisors”), Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive Master Fund”) and Joseph Edelman reported shared voting power and shared dispositive power over 3,160,200 shares of common stock as of December 31, 2025. The Perceptive Master Fund directly holds 3,160,200 shares of common stock. Perceptive Advisors serves as the investment manager to the Perceptive Master Fund and may be deemed to beneficially own shares held by the Perceptive Master Fund. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the shares held by the Perceptive Master Fund. The business address of the above referenced entities and person is 51 Astor Place, 10th Floor, New York, NY 10003.

(7)	Mr. Dalvey’s beneficial ownership includes 90,000 shares of common stock owned by Brightstone Venture Capital Fund, LP, of which Mr. Dalvey is the General Partner.

(8)	Mr. Sullivan’s beneficial ownership includes 1,750,784 shares of common stock owned by trusts over which Mr. Sullivan exercises voting and dispositive power.

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EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold, and their current age. Our executive officers are appointed by our Board to hold office until their successors are elected or their earlier death, resignation or removal.

Name	Age	Positions
Brian F. Sullivan	64	Chairman of the Board and Chief Executive Officer
Lance G. Laing	64	Chief Science Officer, Vice President, Secretary and Director
Vicky Hahne	59	Chief Financial Officer

For biographical information about Mr. Sullivan and Dr. Laing, please refer to Proposal 1 entitled “Election of Directors.” Biographical information about Ms. Hahne is as follows:

Vicky Hahne, Chief Financial Officer

Ms. Hahne joined as our Chief Financial Officer in July 2017. She has more than 25 years of financial leadership experience, including the most recent 20 years in the healthcare industry. Prior to joining Celcuity, Ms. Hahne served as Controller of Respiratory Technologies Inc., a medical device manufacturer, from 2015 to 2017. While at Respiratory Technologies, she played a key role in the due diligence process to sell the company to Koninklijke Philips. In 2014, she served as Controller for Ability Network Inc., a healthcare information technology company. From 2007 to 2012, Ms. Hahne served as Controller of SterilMed Inc., a medical device reprocessing company, where she was significantly involved in the sale of the company to Johnson & Johnson. Prior to these roles, Ms. Hahne held several senior financial positions at SimonDelivers Inc., including Chief Financial Officer. Ms. Hahne has extensive experience in early stage, high growth companies with responsibilities including financial controls and stewardship, financial analysis, mergers and acquisitions, building infrastructure and systems. She received a B.S. degree in Finance and Accounting from Northern State University and received her CPA certificate in 1990.

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EXECUTIVE COMPENSATION

Overview

The compensation of our executive officers is structured with the goal of providing a competitive compensation program that will enable us to attract and retain highly qualified executives, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. Our Chief Executive Officer, Chief Science Officer, and Chief Financial Officer (collectively, our “named executive officers”) are currently compensated with a base salary and performance-based incentive pay. In addition, we grant options and other equity awards to our named executive officers, employees, directors, consultants and independent contractors under our 2017 Plan and our 2017 ESPP. See the “Employee Benefit Plans” subsection below for additional information on these plans.

Incentive Pay

We provide our named executive officers and other senior managers the opportunity to earn annual incentive payments under a performance-based incentive pay program. Payments to executives under the annual incentive program are based upon the Company’s achievement of milestones, approved by our Compensation Committee, that advance our core business strategies. Each participant is granted the opportunity to earn incentive pay up to a maximum percentage of his or her base salary. Under our 2025 annual incentive plan, the range of milestone-based target incentive pay for each of our named executive officers was 40 to 60% of base salary. Payments under the annual incentive program may be made entirely in cash, entirely in the form of equity awards, or partly in cash and partly in the form of equity awards. Incentive payments ranging from 40 to 60% of base salary were made under the program for the fiscal year 2025 to Ms. Hahne, Dr. Laing, and Mr. Sullivan due to achievement of milestones target. For 2025 performance, Ms. Hahne’s, Dr. Laing’s, and Mr. Sullivan’s incentive awards were paid in cash.

In August and November 2024, the Compensation Committee approved changes to the Company’s compensation program to bring the design and total target direct compensation of the Company’s named executive officers into closer alignment with similarly situated companies and to continue to align the interests of the Company’s executives with those of the Company’s stockholders. In conjunction with this change, the Compensation Committee awarded long-term incentive compensation awards of stock options to Mr. Sullivan, Dr. Laing and Ms. Hahne in 2025. See footnote 3 to the Summary Compensation Table below for additional details. In 2026, the Compensation Committee began awarding equity in the form of restricted stock units as well.

Employment Agreements, Severance and Change in Control Agreements

We have not entered into employment agreements, severance agreements or change-of-control agreements with our named executive officers. Ms. Hahne, Dr. Laing, and Mr. Sullivan have each entered into a confidentiality, assignment of inventions and non-competition agreement with us, which provides, among other things, that the named executive officer will not engage in a competitive business or solicit our employees or consultants for a period of 24 months after termination of employment.

In March 2025, we adopted the Celcuity Inc. Change in Control and Severance Plan (the “Severance Plan”), which provides that in the event of a participant’s involuntary termination of employment without cause or resignation for good reason within the twelve-month period following a Change in Control, the Severance Plan provides for: (i) a severance payment in an amount ranging from three months to three years of the participant’s base salary and target cash bonus, plus (ii) COBRA premiums for the participant and their enrolled dependents for the same time period, but no greater than eighteen months, both payable in a lump sum. All employees of the Company are eligible for the Severance Plan. The amount of severance provided under the Severance Plan is three years for the Company’s Chief Executive Officer, two years for the Company’s other executive officers, and between three and twelve months for other employees. In addition, the Severance Plan provides that in the event of a Change in Control, all outstanding equity awards held by any participant will fully vest (with performance awards vesting at the greater of target or actual performance levels) immediately upon the effective date of such Change in Control.

In addition, our 2017 Plan provides that in the case of death or disability, all outstanding equity awards other than performance awards and stock bonuses will fully vest, and options and SARs will remain exercisable for 12 months. In the event of retirement (as determined under the Company’s retirement plans), vested options and SARs will remain exercisable for six months. In the case of any termination, performance awards and stock bonuses will vest according to the terms of the applicable award agreements.

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Summary Compensation Table

The following table summarizes the compensation for the years ended December 31, 2025 and 2024, of our named executive officers:

Name and Principal Position	Year	Salary (1)		Bonus (3)	Option Awards (4)(5)	Non-Equity Incentive Plan Compensation (6)	Total
Brian F. Sullivan	2025	$577,096		$—	$15,428,650	$368,122	$16,373,868
Chairman and Chief Executive Officer	2024	$525,000		$47,250	$5,748,490	$265,923	$6,586,663
Lance G. Laing	2025	$472,562		$—	$3,518,860	$201,219	$4,192,641
Chief Science Officer	2024	$351,500		$13,545	$1,261,677	$76,232	$1,702,954
Vicky Hahne	2025	$419,596	(2)	$—	$2,813,527	$178,483	$3,411,606
Chief Financial Officer	2024	$267,500		$22,050	$937,520	$124,097	$1,351,167

(1)	The “Salary” column reflects amounts earned for the applicable year and paid in cash, unless noted otherwise.

(2)	In 2025, Ms. Hahne elected to receive a stock option award with a fair value of $100,000 calculated in accordance with FASB ASC Topic 718, in lieu of a portion of her salary for a 12-month period commencing January 2, 2025.

(3)	Represents the discretionary portion of 2024 bonus payments to the named executive officers.

(4)	Reflects the aggregate grant date fair value of equity awards granted to each named executive officer in 2025 and 2024, calculated in accordance with FASB ASC Topic 718. Refer to “Note 9 – Stock-Based Compensation” in the audited financial statements included in Item 8 of our Annual Report on Form 10-K for the years ended December 31, 2025 and 2024, for a discussion of the assumptions used in calculating the award amount.

(5)	The “Option Awards” column includes equity grants in lieu of non-equity incentive awards, as earned for the applicable year and within the scope of FASB ASC Topic 718.

In August 2023, Dr. Laing and Ms. Hahne each elected to receive an equity award in lieu of a portion of his or her cash compensation for a 17-month period commencing August 1, 2023.

In January 2024, Mr. Sullivan was granted 84,000 stock options, which are included in the “Option Awards” column in 2024 and which vested as to one-fourth of the award in August 2024 and monthly thereafter for 36 months.

In August 2024, each named executive officer was awarded long term incentive compensation awards in the form of stock options. Mr. Sullivan was granted 400,000 stock options in August 2024, which are included in the “Option Awards” column. Mr. Sullivan’s award was granted as follows: (a) 250,000 time-based stock options and (b) 150,000 performance-based options. Dr. Laing was granted 100,000 stock options, and Ms. Hahne was granted 80,000 stock options. In each case for the time-based awards, the options vest as to one fourth of the award in August 2025 and monthly thereafter for 36 months. Mr. Sullivan’s performance-based option was subject to vesting in 1/4 increments upon Celcuity’s common stock achieving certain stock price performance milestones. As of December 31, 2025, all such stock price performance milestones were achieved, and the option fully vested.

In August 2025, each named executive officer was awarded long term incentive compensation awards in the form of stock options. Mr. Sullivan was granted 400,000 stock options in August 2025, which are included in the “Option Awards” column. Mr. Sullivan’s award was granted as follows: (a) 250,000 time-based stock options and (b) 150,000 performance-based options. Dr. Laing was granted 100,000 stock options, and Ms. Hahne was granted 80,000 stock options. In each case for the time-based awards, the options vest as to one fourth of the award in August 2026 and monthly thereafter for 36 months. Mr. Sullivan’s performance-based option was subject to vesting in 1/4 increments upon Celcuity’s common stock achieving certain stock price performance milestones. As of December 31, 2025, all such stock price performance milestones were achieved, and the option fully vested.

(6)	For 2024, target bonus amounts were set by the Compensation Committee as a percentage of the named executive officer’s annual base salary as follows: (1) Mr. Sullivan’s target bonus percentage was set at 60% and (2) Dr. Laing and Ms. Hahne’s target bonus percentages were each set at 40%. In addition, to remain eligible to receive a bonus, the named executive officers were required to remain employees in good standing on the date bonuses were paid. The Compensation Committee determined that performance goals under the 2024 annual incentive plan were achieved at the 84% level, but that the successful completion of other Company activities supported paying bonuses at the 99% level. The bonuses were paid in the first quarter of 2025. For 2024, Mr. Sullivan’s total bonus amount was $313,173, Dr. Laing’s total bonus amount was $179,553, and Ms. Hahne’s total bonus amount was $146,147.

For 2025, target bonus amounts were set by the Compensation Committee as a percentage of the named executive officer’s annual base salary as follows: (1) Mr. Sullivan’s target bonus percentage was set at 60% and (2) Dr. Laing and Ms. Hahne’s target bonus percentages were each set at 40%. In addition, to remain eligible to receive a bonus, the named executive officers were required to remain employees in good standing on the date bonuses were paid. The Compensation Committee determined that performance goals under the 2025 annual incentive plan were achieved at the 106% level. The bonuses were paid in the first quarter of 2026. For 2025, Mr. Sullivan’s total bonus amount was $368,122, Dr. Laing’s total bonus amount was $201,219, and Ms. Hahne’s total bonus amount was $178,483.

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Outstanding Equity Awards at Fiscal Year End 2025

The following table lists the outstanding equity awards held by each of our named executive officers as of December 31, 2025:

		OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Brian F. Sullivan	5/17/2017	21,500	—		$8.40	5/17/2027
	9/19/2017	8,220	—		$5.50	9/19/2027
	8/13/2018	3,769	—		$5.50	8/13/2028
	10/17/2018	14,675	—		$5.50	10/17/2028
	8/12/2019	4,985	—		$5.50	8/12/2029
	8/12/2019	50,000	—		$5.50	8/12/2029
	8/12/2020	17,281	—		$5.90	8/12/2030
	8/12/2020	20,000	—		$5.90	8/12/2030
	12/28/2020	11,081	—		$5.50	12/28/2030
	2/2/2021	12,859	—		$5.50	2/2/2031
	3/18/2021	11,889	—		$5.50	3/18/2031
	4/12/2021	13,509	—		$5.50	4/12/2031
	8/11/2021	17,000	—		$5.50	8/11/2031
	8/11/2021	20,000	—		$5.50	8/11/2031
	10/27/2021	6,569	—		$5.50	10/27/2031
	5/17/2022	250,000	—		$5.50	5/17/2032
	2/16/2023	69,760	—		$11.55	2/16/2033
	8/25/2023	104,999	75,001	(1)	$9.89	8/25/2033
	1/2/2024	48,999	35,001	(2)	$14.78	1/2/2034
	8/20/2024	83,333	166,667	(3)	$17.04	8/20/2034
	8/20/2024	150,000	—		$17.04	8/20/2034
	8/18/2025	—	250,000	(4)	$51.57	8/18/2035
	8/18/2025	150,000	—		$51.57	8/1/2035
Lance G. Laing	5/17/2017	16,125	—		$8.40	5/17/2027
	9/19/2017	4,110	—		$5.50	9/19/2027
	10/17/2018	1,834	—		$5.50	10/17/2028
	8/12/2019	50,000	—		$5.50	8/12/2029
	8/12/2020	20,000	—		$5.90	8/12/2030
	12/28/2020	2,771	—		$5.50	12/28/2030
	2/2/2021	3,215	—		$5.50	2/2/2031
	3/18/2021	2,973	—		$5.50	3/18/2031
	4/12/2021	6,754	—		$5.50	4/12/2031
	8/11/2021	20,000	—		$5.50	8/11/2031
	10/27/2021	1,877	—		$5.50	10/27/2031
	5/17/2022	38,412	—		$5.50	5/17/2032
	2/16/2023	9,156	—		$11.55	2/16/2033
	8/25/2023	72,916	52,084	(5)	$9.89	8/25/2033
	8/25/2023	21,250	—		$9.89	8/25/2033
	2/13/2024	7,765	—		$15.03	2/13/2034
	8/20/2024	33,333	66,667	(6)	$17.04	8/20/2034
	2/13/2025	10,962	—		$12.62	2/13/2035
	8/18/2025	—	100,000	(7)	$51.57	8/18/2035
Vicky Hahne	5/17/2017	37,500	—		$8.40	5/17/2027
	7/5/2018	3,000	—		$5.50	7/5/2028
	10/17/2018	932	—		$5.50	10/17/2028
	8/12/2019	3,000	—		$5.50	8/12/2029
	8/12/2020	10,000	—		$5.90	8/12/2030
	12/28/2020	1,122	—		$5.50	12/28/2030
	2/2/2021	1,301	—		$5.50	2/2/2031
	3/18/2021	1,204	—		$5.50	3/18/2031
	4/12/2021	3,806	—		$5.50	4/12/2031
	8/11/2021	15,000	—		$5.50	8/11/2031
	10/27/2021	821	—		$5.50	10/27/2031
	5/17/2022	31,930	—		$5.50	5/17/2032
	2/16/2023	5,069	—		$11.55	2/16/2033
	8/25/2023	21,250	—		$9.89	8/25/2033
	8/25/2023	35,000	25,000	(8)	$9.89	8/25/2033
	2/13/2024	5,530	—		$15.03	2/13/2034
	8/20/2024	26,666	53,334	(9)	$17.04	8/20/2034
	1/2/2025	11,328	—		$13.13	1/2/2035
	8/18/2025	—	80,000	(10)	$51.57	8/18/2035

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(1)	This option vests as to 3,750 shares in 20 remaining installments on the 1st of each month beginning January 1, 2026, and ending August 1, 2027.

(2)	This option vests as to 1,750 shares in 20 remaining installments on the 1st of each month beginning January 1, 2026, and ending August 1, 2027.

(3)	This option vests as to 5,208.33 shares in 32 remaining installments on the 1st of each month beginning January 1, 2026, and ending August 1, 2028.

(4)	This option vests as to 62,500 shares on the 1st installment on August 18, 2026, and then as to 5,208.33 shares in 36 remaining installments on the 1st of each month beginning September 1, 2026, and ending August 1, 2029.

(5)	This option vests as to 2,604.17 shares in 20 remaining installments on the 1st of each month beginning January 1, 2026, and ending August 1, 2027.

(6)	This option vests as to 2,083.33 shares in 32 remaining installments on the 1st of each month beginning January 1, 2026, and ending August 1, 2028.

(7)	This option vests as to 25,000 shares on the 1st installment on August 18, 2026, and then as to 2,083.33 shares in 36 remaining installments on the 1st of each month beginning September 1, 2026, and ending August 1, 2029.

(8)	This option vests as to 1,250 shares in 20 remaining installments on the 1st of each month beginning January 1, 2026, and ending August 1, 2027.

(9)	This option vests as to 1,666.67 shares in 32 remaining installments on the 1st of each month beginning January 1, 2026, and ending August 1, 2028.

(10)	This option vests as to 20,000 shares on the 1st installment on August 18, 2026, and then as to 1,666.67 shares in 36 remaining installments on the 1st of each month beginning September 1, 2026, and ending August 1, 2029.

Pay Versus Performance

We are providing the following information about the relationship between executive compensation actually paid to our named executive officers (“NEOs”) and certain financial performance measures of the Company for each of the last three fiscal years, in accordance with Item 402(v) of Regulation S-K. For purposes of this disclosure, “compensation actually paid” (“CAP”) to our NEOs is determined by making various adjustments required by the SEC to the total compensation amounts reported in the Summary Compensation Table. The table below summarizes compensation amounts reported in our Summary Compensation Table, as well as the adjusted amounts of CAP for fiscal years 2025, 2024 and 2023. For our NEOs other than our principal executive officer (“PEO”), compensation is reported as an average.

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The following table sets forth information concerning the compensation of our NEOs for fiscal years 2025, 2024 and 2023, and certain financial performance measures of the Company for each fiscal year:

Year (1)	Summary Compensation Table (“SCT”) Total for PEO	CAP to PEO (2)	Average SCT Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”) (3)	Net Loss (thousands)
2025	$16,373,868	$63,044,031	$3,802,123	$17,664,034	$711.92	$(177,042)
2024	$6,586,663	$5,197,649	$1,527,060	$1,227,674	$93.43	$(111,779)
2023	$1,738,115	$2,464,675	$1,191,293	$1,501,865	$104.00	$(63,779)

(1)	During 2025, 2024 and 2023, Brian F. Sullivan was our PEO, and Lance G. Laing and Vicky Hahne were our Non-PEO NEOs.

(2)	The following amounts were deducted from/added to the SCT total compensation in accordance with the SEC-mandated adjustments to calculate CAP to our PEO and the average CAP to our Non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards. None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made.

(3)	TSR represents the value, as of the end of each fiscal year, of $100 invested in our common stock at the closing price on December 30, 2022, the last trading day before fiscal 2023. The per-share market price of our common stock on such date was $14.01, and the per-share market prices on the last trading days of fiscal years 2023, 2024 and 2025 were $14.57, $13.09, and $99.74, respectively. No dividends or other distributions have been made with respect to our common stock.

Adjustments	PEO ($)	Average of Other NEOs ($)
SCT Total	$16,373,868	$3,802,123
- Grant Date Fair Value of Stock Awards Granted in Covered Fiscal Year	$(15,428,650)	$(3,216,194)
+ Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Covered Fiscal Year	$20,020,519	$7,207,387
± Change in Fair Value from End of Prior Fiscal Year to End of Covered Fiscal Year of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$22,716,115	$8,116,166
± Fair Value at Vesting Date of Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$8,336,709	$241,443
± Change in Fair Value from End of Prior Fiscal Year to Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	$11,025,470	$1,513,109
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	$—	$—
+ Dividends or Other Earnings Paid on Stock Awards in Covered Fiscal Year Prior to Vesting Date that are not otherwise included in Total Compensation for Covered Fiscal Year	$—	$—
Compensation Actually Paid	$63,044,031	$17,664,034

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Analysis of the Information Presented in the Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table. The following charts compare the amount of CAP to our PEO and the average CAP to our Non-PEO NEOs as a group (excluding our PEO) to Net Loss and cumulative TSR for the three years presented in the tables.

We are a clinical-stage biotechnology company focused on the development of targeted therapies for the treatment of multiple solid tumor indications. We have not generated any revenue from product sales or other sources to date, and we continue to incur significant research and development and other expenses related to our ongoing operations. Due to the Company’s operating stage and business needs, and our intent to align the interests of executives with the long-term interests of stockholders, a significant portion of executive compensation over the past three years has been paid in equity rather than cash. The CAP calculation is impacted by the proportion of compensation being delivered in the form of equity awards and reflects that the market price of our common stock increased by approximately 612% from December 31, 2022, to December 31, 2025.

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The Company believes that the use of equity awards serves to align our NEOs’ outstanding and unvested awards with stockholders’ interests in the long term. However, the CAP for our NEOs may not be correlated with the Company’s TSR or net income (loss) for any given year, including the years set forth in the table, as our core business strategies are implemented over a period of years, and the market price of our common stock is affected by many factors and may not reflect the achievement of milestones under our performance-based incentive pay program.

Employee Benefit Plans

2017 Stock Incentive Plan. Our 2017 Plan was approved by our stockholders at the Company’s annual meeting on May 10, 2018. The 2017 Plan provides for the grant of options, restricted stock awards, stock appreciation rights, stock units, performance awards and stock bonuses. The exercise price of each option granted under the 2017 Plan is not less than 100% of the fair market value of one share on the date of grant. The maximum permitted term of options granted under the 2017 Plan is ten years. The 2017 Plan is generally administered by the Compensation Committee, which has the authority to interpret the 2017 Plan, grant awards and make all other determinations necessary for the administration of the 2017 Plan.

Our 2017 Plan provides that, in the event of specified types of mergers or consolidations, a sale, lease, or other disposition of all or substantially all of our assets or other corporate transactions, outstanding awards under our 2017 Plan may be assumed or replaced by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding under our 2017 Plan; outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities (or a combination thereof) of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or outstanding awards may be terminated for no consideration. Our Board or its Compensation Committee has the discretion to provide that a stock award under our 2017 Plan will immediately vest as to all or any portion of the shares subject to the stock award at the time of a corporate transaction or in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of the transaction. Stock awards held by participants under our 2017 Plan will not vest automatically on such an accelerated basis unless specifically provided in the participant’s applicable award agreement. On February 13, 2025, the Compensation Committee approved, effective upon any subsequent Change in Control (as defined in the 2017 Plan), the full acceleration of the vesting and exercisability of all then outstanding awards under the 2017 Plan. In the event of a corporate transaction, the vesting of all awards granted to non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full upon the consummation of the corporate transaction.

2017 Employee Stock Purchase Plan. Our 2017 ESPP was adopted by our Board on September 6, 2017 and approved by our stockholders at the Company’s annual meeting on May 10, 2018. The 2017 ESPP provides participating employees with an opportunity to purchase shares of the Company’s common stock at a discount through payroll deductions. The 2017 ESPP is available to all employees unless they are employed for less than 20 hours per week or own 5% or more of the total combined voting power or value of the Company’s common stock. The 2017 ESPP is administered using overlapping 24 month offering periods (the “Offering Periods”). Each Offering Period has four six-month purchase periods. A new Offering Period and purchase period begin every six months on May 1 and November 1 of each year. Participating employees may purchase common stock, on a voluntary after tax-basis, at a price equal to 85% of the fair market value of a share of common stock on either the offering date or the purchase date, whichever is lower. If the purchase date has a lower price, the employee will automatically be placed in the Offering Period beginning immediately after the purchase date.

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If the Company is dissolved or liquidated, any purchase period or Offering Period will terminate immediately prior to the dissolution or liquidation. If we sell substantially all of our assets to another company or engage in a merger or consolidation where our stockholders will own less than 50% of shares of stock in the resulting company, the 2017 ESPP will either be assumed by the successor entity or a new purchase date will be set before the transaction is completed, after which the 2017 ESPP will terminate.

2012 Equity Incentive Plan. Prior to adopting the 2017 Plan, we adopted our 2012 Equity Incentive Plan (the “2012 Plan”). In the event of our merger, consolidation, sale of substantially all assets, liquidation or dissolution or other change of control, the 2012 Plan provides that the Board may accelerate the exercisability of awards, terminate the 2012 Plan and unexercised awards, continue the 2012 Plan with respect to outstanding awards, replace or exchange incentive awards for similar awards of the successor, substitute the awards with similar awards of the successor or provide for cash payment for outstanding awards (net of exercise price).

Retirement Savings Plan. Celcuity maintains an employee benefit plan qualified under Code Section 401(k). In 2025, the Company matched 100% of a participant’s contributions on the first 2% of eligible compensation and 50% of the participant’s contributions on the next 4% of eligible compensation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUIty Compensation Plans EQUITY

Compensation Plan Information Table

The following table summarizes equity securities authorized for issuance under our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (3)
Equity compensation plans approved by stockholders	5,868,895	$19.62	3,087,620
Equity compensation plans not approved by stockholders (4)	—	—	—
Total	5,868,895	$19.62	3,087,620

(1)	Includes 86,705 stock options outstanding under the 2012 Plan, 5,755,780 stock options outstanding under the 2017 Plan and 26,410 restricted stock units.

(2)	Restricted stock units, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.

(3)	Includes 2,591,634 shares of common stock available for issuance under the 2017 Plan and 469,576 shares of common stock available for issuance under the 2017 ESPP, as of December 31, 2025. The 2012 Plan is frozen and no further awards may be made under the 2012 Plan. 62,243 shares were subject to purchase options under the 2017 ESPP for the purchase period of November 1, 2025, to April 30, 2026. Both our 2017 Plan and 2017 ESPP include an “evergreen” feature, which provides that an additional number of shares will automatically be added to the shares reserved for issuance under the 2017 Plan and 2017 ESPP on January 1 of each year, beginning on January 1, 2019, and ending on January 1, 2027, for both plans. The shares available for issuance under the 2017 Plan and 2017 ESPP increase by an amount equal to 1% and 0.5%, respectively, of the aggregate number of outstanding shares of the Company’s common stock as of the immediately preceding December 31st, unless the Board approves a lesser amount.

(4)	Warrants to purchase 6,422,560 shares of Company common stock also remain outstanding. These warrants were not issued as part of an equity compensation plan and are not reflected in this table.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, since January 1, 2024, there were no related party transactions arising or existing requiring disclosure under applicable Nasdaq Listing Rules or SEC rules and regulations.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

Cashless Exercise Warrant Amendments

On February 13, 2024, we amended certain outstanding warrants to purchase shares of common stock to permit the holders thereof to exercise the warrants on a “cashless” basis at the holder’s preference. The warrants subject to the amendments were (i) warrants to purchase an aggregate of 107,377 shares of common stock, dated September 22, 2017 and with an exercise price of $9.50 per share, issued to investors in connection with our pre-IPO convertible note financing (the “Investor Warrants”) and (ii) warrants to purchase an aggregate of 103,864 shares of common stock, dated January 14, 2016, May 2, 2016, April 28, 2017 and May 17, 2017 and with exercise prices of $7.5628 per share, $7.5628 per share, $8.4208 per share and $8.4208 per share, respectively, issued to Cedar Point Capital, LLC (“Cedar Point”) in connection with various pre-IPO financings (the “Agent Warrants”). Cedar Point subsequently transferred all of its Agent Warrants to certain associated persons, including Richard Nigon (as discussed below). The Investor Warrants expired on September 22, 2024, and the Agent Warrants expire on dates ranging from January 14, 2026 to May 17, 2027.

If a holder chooses to exercise a warrant under the “cashless” exercise method, the number of shares of common stock issuable to the exercising holder will be reduced by the number of warrant shares that have an aggregate fair market value as of the date of exercise that satisfies the aggregate warrant exercise price of the number of warrant shares being exercised. For purposes of this calculation, the fair market value is equal to the last reported sale price of a share of Celcuity common stock on the Nasdaq Capital Market on the trading day immediately preceding the date of exercise.

In approving the warrant amendment, our Board considered that if warrant holders elect to exercise all of the Investor Warrants and Agent Warrants on a cashless basis, we would issue approximately 123,156 fewer shares of common stock, based on the last reported sale price of a share of Celcuity common stock on the Nasdaq Capital Market of $15.00 as of February 9, 2024, and that we would forego approximately $1,847,296 in cash consideration. The exact impact on dilution and on the cash consideration that we receive will depend on the number of warrants that are exercised on a cashless basis and on the fair market value of our common stock as of the applicable exercise dates.

Richard Nigon, one of our directors, held 5,061 Investor Warrants prior to their exercise on June 10, 2024 and holds 9,890 Agent Warrants subsequent to the exercise of 7,917 Agent Warrants on September 11, 2025. If Mr. Nigon were to exercise all of his Agent Warrants on a “cashless” basis, we would forego $83,282 in cash consideration. Additionally, Mr. Nigon’s son-in-law and two of Mr. Nigon’s adult children held Investor Warrants prior to the exercise of 553 and 6,553 on July 17, 2024, and September 18, 2024, respectively, and the expiration of 79 on September 22, 2024.

Policies and Procedures for Related Party Transactions

We have a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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AUDIT COMMITTEE REPORT

Management is responsible for Celcuity’s financial reporting process, including the system of internal controls, and for preparing Celcuity’s financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. GAAP. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by Celcuity’s management and the independent registered public accounting firm.

During 2025, the Audit Committee, which currently consists of Richard J. Nigon (chairman), David F. Dalvey, and Polly M. Murphy held five meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Celcuity’s independent registered public accounting firm, Boulay PLLP (“Boulay”). The Audit Committee discussed with Boulay the overall scope and plans for its 2025 audit. The Audit Committee met with Boulay, with and without management present, to discuss the results of its examinations and its evaluations of Celcuity’s system of internal controls.

During the meetings held in 2025, the Audit Committee reviewed and discussed, among other things:

●	Celcuity’s financial statements, its Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Reports on Form 10-Q, and any reports received from the independent registered public accounting firm;

●	recent accounting pronouncements and the Company’s significant accounting policies;

●	disclosure controls and procedures and internal controls over financial reporting; and

●	engagement of Celcuity’s independent registered public accounting firm.

In March 2026, the Audit Committee reviewed and discussed the 2025 audited financial statements and notes to the financial statements proposed for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, with management and Boulay, including a discussion of the application of U.S. GAAP, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with our independent registered public accounting firm the firm’s independence from management, including whether the provision of non-audit services is compatible with maintaining the firm’s independence, and matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence and has discussed with such firm its independence.

Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that Celcuity’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.

Audit Committee

Richard J. Nigon (chairman)
David F. Dalvey
Polly A. Murphy

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Any stockholder desiring to submit a proposal or director nomination for action by the stockholders at our next annual meeting, which will be our 2027 annual meeting, must satisfy the requirements set forth in the advance notice provision under our bylaws. To be timely submitted for our 2027 annual meeting, any such proposal or nomination must be delivered in writing to our Corporate Secretary at the principal executive offices of the Company between the close of business on January 14, 2027 and the close of business on February 13, 2027. If the date of the 2027 annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the 2026 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting or, if the first public announcement of the date of the 2027 annual meeting is less than 100 days prior to the date of the 2027 annual meeting, the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made.

Notwithstanding the foregoing, if the number of directors to be elected to our Board is increased and no public announcement naming all of the nominees for director or specifying the size of the increased Board is made by the Company at least 100 days prior to the first anniversary of the 2026 Annual Meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the stockholder delivers such notice to our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which a public announcement naming all of the nominees for director or specifying the size of the increased Board is first made by the Company.

In all instances, notice sent to the Company must comply with the requirements set forth in the Company’s bylaws. You are advised to review the Company’s bylaws, and due to the complexity of the respective rights of the stockholders and the Company in this area, you are advised to consult with your legal counsel with respect to such rights.

In addition to satisfying the foregoing provisions of our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-9 under the Exchange Act no later than March 15, 2027, which is the date that is 60 days prior to the anniversary of the 2026 Annual Meeting.

In addition, any stockholder proposal intended to be included in the proxy statement for the 2027 annual meeting must also satisfy Rule 14a-8 of the Exchange Act and be received no later than December 3, 2026. If the date of the 2027 annual meeting is moved by more than 30 days from the first anniversary of the 2026 Annual Meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials.

By Order of the Board of Directors,

/s/ Brian F. Sullivan
Chairman of the Board of Directors and
Date: April 2, 2026	Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2026.

The Notice, this Proxy Statement, and the Annual Report on Form 10-K are available at www.proxyvote.com and on the Investor Relations section of Celcuity’s website at https://ir.celcuity.com/sec-filings/

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Appendix A

CELCUITY INC.

2026 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Celcuity Inc. 2026 Stock Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional equity incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

2. Definitions. In this Plan, the following definitions will apply.

(a) “Affiliate” means any entity that is a Subsidiary of the Company, or any other entity in which the Company owns, directly or indirectly, at least 50% of combined voting power of the entity’s Voting Securities and which is designated by the Committee as covered by the Plan.

(b) “Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of the Plan.

(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, a Participant’s (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) substantial failure on the part of the Participant to perform his or her duties to the Company or any Subsidiary or gross negligence on the part of the Participant in the performance of such duties, (iii) any unlawful or criminal activity of a serious nature, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

(f) “Change in Control” means the occurrence of any of the following events:

(1) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) except where such sale, lease, exchange or other transfer is to an entity controlled by the Company;

(2) any person becomes after the effective date the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors; or

(3) a merger or consolidation to which the Company is a party if the persons who are the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule l3d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors.

Notwithstanding the foregoing, if an Award provides for a change in the timing or form (lump sum or installments) of payment upon a Change in Control or if the payment date of an Award is determined solely with reference to a Change in Control, no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.

A-1

(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any applicable treasury regulations and guidance promulgated thereunder, and any successor or similar statutory provisions.

(i) “Committee” means the Board or a committee of two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Compensation Committee of the Board unless otherwise specified by the Board.

(i) “Company” means Celcuity Inc., a Delaware corporation, and any successor thereto.

(h) “Consultant” means any consultant or advisor who is a natural person (other than an Employee or a Non-Employee Director) who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or an Affiliate.

(i) “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors , but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.

(j) “Continuous Service” means that the provision of Services by a Participant to the Company or any Affiliate in any Service Provider capacity is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable laws. A Service Provider’s Continuous Service shall be deemed to have terminated upon a Separation from Service from the Company and its Affiliates. Except as otherwise provided in this Plan or any Agreement, Continuous Service shall not be deemed terminated in the case of (i) any approved leave of absence of up to three (3) months; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity. Notwithstanding the foregoing, except as otherwise determined by the Committee and as permitted by Section 409A, in the event of any sale or spin-off of an Affiliate, service as a Service Provider for such Affiliate following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan.

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(k) “Disability” means a disability of the Participant which entitles the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

(l) “Employee” means an employee of the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(n) “Fair Market Value” means the fair market value of a Share determined as follows:

(1) If the Shares are readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be the closing or last sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) If the Shares are not then readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A.

(o) “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.

(p) “Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax or regulatory requirements of countries outside of the United States.

(q) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

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(r) “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

(s) “Non-Employee Director” means a member of the Board who is not an Employee.

(t) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(u) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(v) “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.

(w) “Performance-Based Award” means an Award that is conditioned on the achievement of specified Performance Goals.

(x) “Performance Goal” means a metric selected by the Committee, which may, but is not required to include one or more of the following, either individually, alternatively or in any combination, applied on a Company, Subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, individual performance, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities, prior periods of performance, or other external measures of the selected performance criteria.

(y) “Plan” means this Celcuity Inc. 2026 Stock Incentive Plan, as amended and in effect from time to time.

(z) “Prior Plan” means the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan.

(aa) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(bb) “Retirement” means termination of employment or Service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

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(cc) “Section 409A” means Section 409A of the Code.

(dd) “Separation from Service” means a “separation from service” as such term is defined for purposes of Section 409A.

(ee) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.

(ff) “Service Provider” means an Employee, a Non-Employee Director, or a Consultant to the Company or any Affiliate.

(gg) “Share” means a share of Stock.

(hh) “Stock” means the common stock, $0.001 par value per Share, of the Company.

(ii) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(jj) “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(kk) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(ll) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(mm) “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3. Administration of the Plan.

(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

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(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of Award and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award, accelerating the vesting of an Award, extending the exercise period of an Award or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3) adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, correcting any defect or omission or reconciling any inconsistency in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

(4) granting Substitute Awards under the Plan;

(5) taking such actions as are provided in Section 3(c) with respect to Awards to Global Service Providers; and

(6) requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

(c) Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans or annexes to Agreements and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its officers; provided, however, that only the Committee may exercise such duties, power and authority with respect to Service Providers who are subject to Section 16 of the Exchange Act. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be made in the sole discretion of the Board or Committee and be final and binding on all parties with an interest therein.

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(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4. Shares Available Under the Plan.

(a) Maximum Shares Available. Subject to Section 4(b) and Section 4(c) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 3,000,000, plus any Shares subject to outstanding awards under the Prior Plan on the effective date of this Plan. No further awards may be made under the Prior Plan after the effective date of this Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of Shares could be received.

(2) Shares subject to Substitute Awards shall not be counted against the share reserve.

(3) Awards that will be settled solely in cash shall not be counted against the share reserve.

(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under a Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or a Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or a Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or a Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or a Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

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(c) Automatic Share Reserve Increase. The share reserve specified in Section 4(a) will be increased on January 1 of each year commencing in 2027 and ending on (and including) January 1, 2036, in an amount equal to the lesser of: (i) one percent (1%) of the total number of Shares outstanding as of December 31 of the immediately preceding calendar year; or (ii) such number of Shares determined by the Board.

(d) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Service Providers of the Company and its Subsidiaries prior to such acquisition or combination.

(e) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees who are not Global Service Providers.

6. General Terms of Awards.

(a) Award Agreement. Each Award shall be evidenced by an Agreement setting forth the number of shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6, the applicable vesting conditions and any applicable performance period. Unless the Committee provides otherwise, the vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, unless the Participant’s right to reemployment is protected by law. Upon a Separation from Service due to death, all unvested portions of any outstanding Awards shall vest in full immediately. If the vesting of any such Award is subject to satisfaction of specified Performance Goals, such Award shall be deemed “fully vested” for purposes of this Section 6(e)(2) at the target level of performance or, in the discretion of the Committee, the actual level of performance (if determinable).

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(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d) Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.

(e) Separation from Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, in the event of a Participant’s Separation from Service, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):

(1) Upon Separation from Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2) Upon Separation from Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3) Upon Separation from Service for any reason other than Cause, death, Disability or Retirement, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

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(4) Upon Separation from Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(5) Upon Separation from Service due to Retirement, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of six months after the date of such termination.

(f) Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g) Performance-Based Awards. Any Award may be granted as a Performance-Based Award if the Committee establishes one or more Performance Goals which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall select the applicable Performance Goal(s), specify in terms of a formula or standard the method for calculating the amount payable to a Participant if the Performance Goal(s) are satisfied, and determine the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned, including the degree to which applicable Performance Goals have been satisfied. The Committee shall have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of Performance Goals. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the Performance Goals to be otherwise payable in connection with an Award, including to zero.

(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents.

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(i) Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.

7. Stock Option Awards.

(a) Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased). Notwithstanding any other provision of the Plan to the contrary, no Participant who is a director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(c) Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d) Incentive Stock Options.

(1) An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee who is not a Global Service Provider, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be 3,000,000 Shares. Such annual Incentive Stock Option Award limitations shall be subject to adjustment as provided in Section 4(b) and 12(a) of the Plan, but shall not be subject to adjustment under Section 4(c) of the Plan.

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(2) No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

(3) For purposes of Continuous Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4) If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5) If a Participant sells or otherwise disposes of any Shares acquired pursuant to exercise of an Incentive Stock Option on or before the later of (i) the date two (2) years after the Grant Date, and (ii) the date one (1) year after transfer of such Shares to the Participant upon exercise of the Incentive Stock Option, the Participant shall immediately notify the Company in writing of such disposition.

(e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option Award during the applicable post-termination of Service exercise period as set forth in Section 6(e) or in the applicable Agreement is prevented by Section 17(c), the Option shall remain exercisable until the later of (i) 30 days after the date the exercise of the Option would no longer be prevented by such provision, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Agreement.

8. Stock Appreciation Right Awards.

(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A).

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(b) Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9. Restricted Stock Awards.

(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10. Stock Unit Awards.

(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified Performance Goals, the extent to which the goals are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b) Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times set forth in the Agreement in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

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11. Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12. Changes in Capitalization, Change in Control.

(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A. In addition, the Committee may amend or modify the vesting criteria of any outstanding Award that is based in whole or in part on a Performance Goal so as equitably to reflect such event, with the desired result that the criteria for evaluating such Performance Goal will be substantially the same following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(b) Change in Control.

(1) Acceleration of Vesting. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, in the event of a Change in Control, the following provisions, which are conditioned in each case upon the closing or completion of the Change in Control, shall apply to outstanding Awards:

(A) all outstanding Option and SAR Awards shall become fully vested immediately prior to the Change in Control, and exercisable for such period of time prior to the effective time of the Change in Control as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Change in Control. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(1) shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before such consummation;

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(B) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Change in Control; and

(C) to the extent vesting of any Award is subject to satisfaction of specified Performance Goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(1) at the greater of target or actual performance levels.

(2) Payment for Awards. The Committee may provide, in an Agreement, or otherwise, that all outstanding Awards shall be canceled at or immediately prior to the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 12(b)(2). The payment for any Award canceled shall be in an amount equal to (A) with respect to Options and Stock Appreciation Rights, the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award, and (B) with respect to Full Value Awards, equal to the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Option or Stock Appreciation Right, such Award may be canceled pursuant to this Section 12(b)(2) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified Performance Goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(2) shall be the number of Shares determined by the Committee. Payment of any amount under this Section 12(b)(2) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control, and may, in the Committee’s discretion, include subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Change in Control, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms. The Board or Committee may, in lieu of such cash payments, distribute to such Participant Shares or shares of stock of any corporation succeeding the Company by reason of such Change in Control, such shares having a Fair Market Value as of the date immediately preceding the effective date of such Change in Control equal to the amount of the cash payment provided for in this Section 12(b)(2).

(c) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

(d) Plan Not Limiting. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date. The Plan was approved by the Board on April 1, 2026, and shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s shareholders fail to approve the Plan by December 31, 2026, the Plan will be of no further force or effect.

(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of the Plan and the applicable Agreement.

(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

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(d) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 17(i). Notwithstanding the foregoing, a Participant’s rights with respect to an Award will not be deemed to have been materially impaired by any amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially diminish the overall economic benefit to Participant intended under such Award.

(e) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, in each case unless such action is first approved by the Company’s stockholders.

16. Other Provisions.

(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

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(c) Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 17(i).

(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country.

(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Section 409A. It is intended that all Awards under the Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted the Awards and the Plan will be interpreted and administered in accordance with this intent. Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A. If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated income recognition and/or tax penalties under Section 409A:

(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service; and

(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Section 409A, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A.

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None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, or (iii) shall have any liability to any Participant for any such tax liabilities.

(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i) Forfeiture and Compensation Recovery.

(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met; or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2) Awards and any compensation associated therewith are subject to recoupment, forfeiture, recovery or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law or stock exchange. Any Agreement will be automatically and unilaterally amended to comply with any such compensation recovery policy.

(3) Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality, assignment of inventions or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant’s employment or other Service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Award then held by the Participant, whether vested or unvested, without notice of any kind.

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Appendix B

CELCUITY INC.

AMENDED AND RESTATED 2017 EMPLOYEE STOCK PURCHASE PLAN

(as of May 14, 2026)

The following constitute the provisions of the Employee Stock Purchase Plan of Celcuity Inc.

1. Purpose. The purpose of the Celcuity Inc.’s Amended and Restated 2017 Employee Stock Purchase Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Board, or a committee named by the Board. The Committee shall be the Compensation Committee of the Board of Directors unless otherwise specified by the Board.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Company” means Celcuity Inc., a Delaware corporation.

(e) “Compensation” means regular cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials and commissions, but excludes bonuses, incentive compensation, relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(f) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise in the case of an Employee’s disability pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(g) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

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(h) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

(i) Designated Subsidiaries” means the Subsidiaries that have been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary’s Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

(j) “Employee” means any person, including an Officer, who is an employee of the Company (or a Designated Subsidiary) for tax purposes, and excludes persons paid under a contract and not through Company (or Designated Subsidiary) payroll and who is customarily employed for at least twenty (20) hours per week by the Company or one of its Designated Subsidiaries.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” of Common Stock means, as of any date, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on Nasdaq for that date (or if that date is not a trading day, the last market trading day before the date of such determination), as reported on the consolidated transaction reporting system of such exchange on such date or, if such exchange is not open for trading on such date, on the most recent preceding date that such exchange is open for trading.

(m) “Offering Date” means the first business day of each Offering Period of the Plan.

(n) “Offering Period” means a period of twenty-four (24) months commencing on November 1 and May 1 of each year. The Committee shall have the authority to change the duration (but not to exceed a duration of 27 months), frequency, and start and end dates of Offering Periods.

(o) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p) “Plan” means this Amended and Restated Celcuity Inc. 2017 Employee Stock Purchase Plan.

(q) “Purchase Date” means the last day of each Purchase Period of the Plan.

(r) “Purchase Period” means a period of six (6) months within an Offering Period. The Committee shall have the authority to change the duration (but not to exceed a duration of 27 months), frequency, and start and end dates of Purchase Periods.

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(s) “Purchase Price” means with respect to a Purchase Period, unless a different purchase price is established by the Committee in its discretion, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower.

(t) “Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

(u) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is an Employee prior to the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would, directly or indirectly, within the meaning of Section 423(b)(3), own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company.

4. Offering Periods and Purchase Periods.

(a) Offering Periods. The Plan shall be generally implemented by a series of Offering Periods of twenty-four (24) months’ duration, with new Offering Periods (other than the first Offering Period) commencing on or about May 1 and November 1 of each year (or at such other time or times as may be determined by the Committee). The Plan shall continue until terminated in accordance with Section 20 hereof or terminates pursuant to Section 23. The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

(b) Purchase Periods. Each Offering Period shall generally consist of four (4) consecutive purchase periods of six (6) months’ duration. The last day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31. A Purchase Period commencing on November 1 shall end on the next April 30. The Committee shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

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5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company or other method prescribed by the Company and filing or submitting it with the Company’s Human Resources Department or the stock brokerage or other financial services firm designated by the Company (the “Designated Broker”) prior to the time set by the Committee before the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

(c) Participants are responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under applicable law relating to any amounts deemed under the laws of the country of their residency or of the organization of the Subsidiary which employs them to constitute income arising out of the Plan, the purchase and sale of Shares pursuant to the Plan and the distribution of Shares or cash to the participant in accordance with the Plan. Each participant, by participating in the Plan, authorizes the Company or the relevant Subsidiary to make appropriate withholding deductions from each participant’s compensation, which shall be in addition to any payroll deductions made pursuant to Section 6 below, and to pay such amounts to the appropriate tax authorities in the relevant country or countries in order to satisfy any of the above tax liabilities of the participant under applicable law.

6. Method of Payment of Contributions.

(a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) (or such other percentage as the Committee may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account, except to permit contributions by participants in order to adjust for mistakes in the Company’s processing of properly completed participant subscription forms. In the event that any excess contributions are inadvertently made, they shall be withdrawn and refunded to the Participant.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, unless otherwise provided by the Administrator, on one occasion only during a Purchase Period may increase and on one occasion only during a Purchase Period may decrease the rate of his or her Contributions with respect to the ongoing Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next pay period following the date of filing of the new subscription agreement, if the agreement is filed at least ten business days prior to such date and, if not, as of the beginning of the next succeeding pay period.

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(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period of each Offering Period shall be 2,000 Shares, such that the maximum number of Shares an Employee may purchase during each Offering Period shall be 8,000 Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 of this Plan and Section 423 of the Code.

(b) The maximum dollar value (based on the Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock that may be purchased under the Plan, and all other employee stock purchase plans (if any) of the Company and the Affiliates, by any one Participant for any calendar year may not exceed $25,000.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9. Delivery. Within thirty (30) days after each Purchase Date of each Offering Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker.

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10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company or the Designated Broker, as directed by the Company. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

11. Automatic Withdrawal. If the Fair Market Value of the Shares on any Purchase Date of an Offering Period is less than the Fair Market Value of the Shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

12. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

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13. Stock.

(a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 1,229,367 Shares, plus an automatic annual increase on the first day of each of the Company’s fiscal years beginning in 2027 and ending in 2036 equal to the lesser of (i) one-half percent (0.5%) of the Shares outstanding on the last day of the immediately preceding fiscal year, (ii) 250,000 Shares, or (iii) another amount determined by the Committee. If the Committee determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Committee may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration.

(a) The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

(b) The Committee shall, to the extent necessary or desirable, establish any special rules for Employees, former Employees or participants located in any particular country other than the United States. Such rules shall be set forth in Appendices to the Plan, which shall be deemed incorporated into and form part of the Plan.

(c) Subject to the terms of the Plan and applicable law, the Committee may delegate ministerial duties associated with the administration of the Plan to such of the Company’s officers, employees or agents as the Committee may determine, including but not limited to the Designated Broker.

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15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 15(a) shall be made as directed by the Company’s Human Resources Department.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

17. Nature of Account. Contributions received or held by the Company under the Plan will be allocated to a bookkeeping account established solely for accounting purposes, and all amounts credited to the account will remain part of the general assets of the Company or the Designated Subsidiary (as the case may be). The Company shall have no obligation to hold such amounts in a trust or in any segregated account.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

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19. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Plan Reserve”), as well as the maximum number of shares of Common Stock that may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a)(i) above, and the Purchase Price of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Committee shall notify each participant in writing, at least ten days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Plan Reserve, as well as the Purchase Price per Share of Common Stock or share of stock of a successor corporation covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

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20. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 and in this Section 20, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods and Purchase Periods, terminate an Offering Period or Purchase Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

B-10

If an Employee sells or otherwise disposes of any Shares purchased under the Plan on or before the later of (i) the date two (2) years after the Offering Date, and (ii) the date one (1) year after the Purchase Date of such Shares, the Employee shall immediately notify the Company in writing of such disqualifying disposition.

23. Term of Plan; Effective Date. The Plan was originally effective on September 20, 2017. It was initially approved by the Board of Directors on September 6, 2017, and approved by stockholders of the Company on May 10, 2018. This amended and restated Plan was approved by the Board on April 1, 2026, subject to approval by the stockholders of the Company (the date of such stockholder approval, the “Restatement Date”), which approval must be within 12 months after its adoption by the Board, and the amendment and restatement will apply to Offering Periods beginning after the Restatement Date. If the Plan is not approved by the stockholders prior to May 14, 2027, this amendment and restatement shall not become effective and the Plan will continue according to its terms. If the Plan is approved by the stockholders prior to May 14, 2027, the Plan shall continue in effect for a term of ten years from the Restatement Date unless sooner terminated under Section 20.

24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

25. Miscellaneous. Nothing in this Plan shall confer on any participant any express or implied right of continued employment by the Company or any Subsidiary, whether for the duration of the Plan or otherwise. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any of its affiliates, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any of its affiliates. Neither the Shares purchased hereunder nor any other benefits conferred hereby, including the right to purchase Shares at a discount, shall form any part of the wages or salary of any Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any of its affiliates be entitled to any compensation for any loss or any right or benefit under this Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

26. Acceptance of Terms. By participating in the Plan, each participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

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V92602-P48381 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELCUITY INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect eight directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Richard E. Buller
02) David F. Dalvey
03) Leo T. Furcht
04) Lance G. Laing
05) Polly A. Murphy
06) Richard J. Nigon
07) Charles R. Romp
08) Brian F. Sullivan

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V92603-P48381

CELCUITY INC.
Annual Meeting of Stockholders
May 14, 2026 9:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian F. Sullivan and Vicky M. Hahne, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CELCUITY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CDT May 14, 2026, at Celcuity Inc., 2800 Campus Drive, Suite 140, Minneapolis, MN 55441, and any adjournment(s) or postponement(s) thereof and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side